Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed; and is indicated with brackets where the information has been omitted from the filed version of this exhibit.

ASSET PURCHASE AND LICENSE AGREEMENT

by and between

BOEHRINGER INGELHEIM INTERNATIONAL GMBH

and

MABVAX THERAPEUTICS HOLDINGS, INC.

and

MABVAX THERAPEUTICS, INC.

BII Contract No: [***]

Table of Contents
Clause

ASSET PURCHASE AND LICENSE AGREEMENT

This Asset Purchase and License Agreement (the “Agreement”) is made on July 4, 2018 (the “Effective Date”) under the terms and conditions herein by and between Boehringer Ingelheim International GmbH having a principal place of business at Binger Strasse 173, 55216 Ingelheim, Germany, (hereinafter referred to as “BII”), MabVax Therapeutics Holdings, Inc., a corporation organized and existing under the laws of Delaware, USA, having its principal place of business at 11535 Sorrento Valley Road, Suite 400, San Diego, California 92121, and MabVax Therapeutics Inc., a corporation organized and existing under the laws of Delaware, USA, having its principal place of business at 11535 Sorrento Valley Road, Suite 400, San Diego, California 92121 (MabVax Therapeutics Holdings, Inc., and MabVax Therapeutics Inc. hereinafter referred to as “MABVAX”).

RECITALS

WHEREAS, MABVAX owns or controls certain assets relating to the [***] Program as further defined herein; and

WHEREAS, BII is a pharmaceutical company engaged in the research, development and commercialization of products useful in the treatment of human and animal diseases and conditions; and

WHEREAS, MABVAX wishes to sell to BII and BII wishes to purchase from MABVAX the Acquired Assets as defined herein.

NOW, THEREFORE, the Parties agree as follows:

1.
DEFINITIONS

1.1
Except as expressly set forth herein, capitalized terms used in this Agreement, whether used in the singular or plural, shall have the meanings set forth below:

1.1.1
“Accounting Standards” shall mean the maintenance of records and books of accounts in accordance with International Financial Reporting Standards (IFRS) or Generally Accepted Accounting Principles (GAAP) or those accounting standards used in accordance with the German Handelsgesetzbuch (HGB), which standards or principles (as applicable) are currently used at the relevant time, and consistently applied by the applicable Party.

1.1.2
“Acquired Assets” shall mean all of MABVAX’s right, title and interest in and to all of the assets owned or controlled by MABVAX relating solely and exclusively to the [***] Program, consisting of (a) all [***] Program Patents, (b) all [***] Program Know-How, (c) all [***] Program Inventory, and (d) all Books and Records and Patent Files.

1.1.3
“Action” shall mean any dispute, controversy, claim, action, litigation, suit, cause of action, arbitration, mediation, oppositions, interferences or any proceeding by or before any mediator, arbitration panel or Governmental Entity, or any investigation, subpoena, or demand preliminary to any of the forgoing.

1.1.4
“Affiliate” means any corporation, firm, limited liability company, partnership, or other entity that directly or indirectly controls, or is controlled by, or is under common control with a Party. For the purpose of this definition only, “control” means ownership, directly or through one or more Affiliates, of fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the shares of stock entitled to vote for the election of directors in the case of a corporation, or fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

1.1.5
“Applicable Law” means all applicable statutes, ordinances, regulations, rules, orders or guidance of any Regulatory Authority or other Governmental Entity or court of competent jurisdiction that may be in effect from time to time.

1.1.6
“Assignment and Assumption Agreement” shall mean the general assignment and assumption agreement to be executed by the Parties at Closing, substantially in the form attached as Exhibit A.

1.1.7
“Assumed Liabilities” shall have the meaning as defined in Section 2.2.

1.1.8
“Authorization” shall mean any legally required consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Governmental Entity, including without limitation, any legally required filing with any Governmental Entity and the subsequent expiration of any legally required waiting period under any antitrust laws.

1.1.9
“Bill of Sale” means the bill of sale to be executed by the Parties at Closing, substantially in the form of Exhibit B.

1.1.10
“BII Product” shall mean any pharmaceutical product developed by or on behalf of BII using the Acquired Assets.

1.1.11
“Books and Records” shall mean all of MABVAX’s right, title, and interest in all books, records and other documents used for and solely and exclusively related to the [***] Program, including, but not limited to, (a) records, experiments, etc. relating to the discovery, affinity maturation and humanization of  the parent antibody to the leads particularly relating to [***], (b) the preparation of [***], (c) purified [***], (d) research and development files [***] at the Closing Date. For clarity, Books and Records shall include original lab notebooks covering the [***] Program.

1.1.12
“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which commercial banks in Frankfurt am Main, Germany, or California, USA are authorized or required by law to remain closed.

1.1.13
“Calendar Quarter” means a period of three calendar months ending on March 31, June 30, September 30 or December 31 in any Calendar Year.

1.1.14
“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.1.15
“Claim” shall mean any Action asserted by MABVAX against BII, or by BII against MABVAX.

1.1.16
“Clinical Trial” means any experiment in which a drug or therapy is administered or dispensed to, or used involving, one or more human subjects (including but not limited to a Phase I Clinical Trial, and a Phase III Clinical Trial).

1.1.17
“Closing” shall mean the closing of the transactions contemplated by this Agreement in accordance with the terms and upon the conditions set forth in this Agreement. The date upon which Closing occurs shall be July 5, 2018 (the “Closing Date”).

1.1.18
“Combination Product” means a pharmaceutical formulation containing as its active ingredients [***]

1.1.19
“Commercially Reasonable Efforts” shall mean efforts and resources commonly used for a pharmaceutical product which is at a similar stage in its research, development or commercialization as the relevant BII Product [***] The level of diligence stipulated in the immediately preceding sentence shall in no event generate a higher level of diligence than BII would devote to another pharmaceutical product owned by BII that is at a similar stage in its research, development, commercialization and which is of similar market potential as a BII Product at a similar stage of its product life. Commercially Reasonable Efforts shall be determined on a country-by-country basis for a particular BII Product, [***]

1.1.20
“Confidential Information” shall mean information and material, which is disclosed or provided in oral, electronic, written or other tangible or intangible form by a Party to another Party hereunder who receives it including but not limited to [***] Program Patents and [***] Program Know-How. Confidential Information shall not include information or material that: (a) is already in the lawful possession of the receiving Party at the time of disclosure by the disclosing Party, as established by relevant documentary evidence; (b) is already in the public domain as of the Effective Date or subsequently enters the public domain through no faulting act or omission of the receiving Party; (c) is lawfully received by the receiving Party on an unrestricted basis from a Third Party having a lawful right to disclose such information or material and is free of any obligation of confidentiality to the disclosing Party; or (d) is similar in nature to the purported confidential information or material but which the receiving Party can demonstrate has been independently created or invented, as established by relevant documentary evidence.

1.1.21
“Co-Packaged Product” means a single packaged product containing a [***] and one or more other [***] components in a co-packaged form.

1.1.22
“Effective Date” shall mean the date first written above.

1.1.23
“Encumbrance” means any security interest, pledge, attachment, easement, restriction, hypothecation, mortgage, lien (statutory or otherwise), option, [***] (including any agreement to grant any of the foregoing), or encumbrance.

1.1.24
“Excluded Assets” shall mean MABVAX’s right title and interest to (a) all cash and cash equivalents, (b) all trademarks, trade names and logos, (c) all accounts and notes receivable, and all claims, causes of action, defenses and rights of offset or counterclaim (at any time or in any manner arising or existing, whether choate or inchoate, known or unknown, contingent or non-contingent) not included in the Acquired Assets.

1.1.25
“Excluded Liabilities” shall have the meaning set forth in Section 2.2.

1.1.26
“Executive Official” shall mean a senior official of a Party, identified by each Party in Schedule 1.1.261.1.26, which may be updated at any time by providing written notice.

1.1.27
“Field” shall mean any and all uses; including diagnosis, treatment, palliation or prevention of a disease or medical [***] condition [***].

1.1.28
“First Commercial Sale” means, in any country within the Territory, the first sale by BII, its Affiliates or Sublicensees in an arm’s length transaction of the first BII Product to a Third Party other than a Sublicensee in such country in exchange for cash (or some equivalent to which value can be assigned) after Regulatory Approval for such BII Product has been granted in such country.

1.1.29
“Generic Competition” means and shall be deemed to exist in a particular country in the Territory with respect to a particular [***]in a given Calendar Quarter if in such country during such Calendar Quarter one or more Generic Products (other than a Generic Product sold by BII or its Affiliates or by a Sublicensee under a license granted by BII or its Affiliates) [***] and (b) the aggregate unit sales of such Generic Product in such country, as measured by IQVIA (formerly IMS Health) standard units sold based on data provided by IQVIA (formerly IMS Health) or, if such data is not available, such other reliable data source as reasonably agreed upon by MABVAX and BII. If no data is commercially available, then the Parties shall agree upon a methodology for estimating the percentage unit-based market share of Generic Products in such country.

1.1.30
“Generic Product” means, with respect to a particular [***] and a particular country, (a) any pharmaceutical product (other than the [***], as applicable) that contains the same active ingredient(s) in a comparable quality and quantity as such [***], as applicable irrespective of its pharmaceutical form and is approved under an Abbreviated New Drug Application (ANDA) or under 505(b)(2) of the United States Federal Food, Drug and Cosmetic Act or any similar abbreviated route of approval in such country, or (b) any biologic medicinal product (other than the [***], as applicable) that is a biosimilar of such [***], and, if the [***] is a component of a Combination Product, a biosimilar of the Combination Product, and is approved under a biological product licensure application submitted by any person under 42 U.S.C. § 262(k) or any similar abbreviated route of approval in such country.

1.1.31
“Governmental Entity” shall mean any arbitrator, court, judicial, legislative, administrative, or regulatory agency, commission, department, board, or bureau or body or other government authority or instrumentality or any person or entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, whether foreign or domestic, whether federal, state, provincial, municipal, or other.

1.1.32
“Improvement” shall mean any modifications, enhancements or improvements to a compound, product, technology or Intellectual Property.

1.1.33
“Initiation” means, with respect to a Clinical Trial, the first dosing of the first human subject in such Clinical Trial.

1.1.34
“Intellectual Property” shall mean all rights in Inventions, Patents, priority rights, copyrights, design rights, trade names, trademarks, service marks, trade secrets, Know-How, database rights, domain names and all other intellectual property rights (whether registered or unregistered) and all applications and rights to apply for any of them, anywhere in the world.

1.1.35
“Invention” shall mean any process, method, utility, formulation, composition of matter, article of manufacture, discovery or finding or improvement that is conceived and/or reduced to practice, whether patentable or not.

1.1.36
“Inventor” shall mean inventorship as determined by applicable (e.g., United States, European, or German) patent statutes, regulations, and supporting case law.

1.1.37
“Invoice” means an original invoice sent by MabVax Therapeutics Holdings, Inc. to BII with respect to any payment due hereunder, containing the information and meeting the requirements as set forth in Schedule 1.1.37, which shall be modified in the event of a change in the applicable legal requirements.

1.1.38
“Know-How” shall mean all technical information, know-how and data, in any tangible or intangible form and whether or not patentable, [***]

1.1.39
“Knowledge” means knowledge, information, belief or awareness, after reasonable investigation or diligence, of any MABVAX individuals, officers, directors and employees who participate in the management or operation of the [***] Program, including without limitation [***] as of the Closing Date.

1.1.40
 “Major Market” means each of the USA, Germany, the United Kingdom, France, Italy, Spain and Japan.

1.1.41
“Material Adverse Effect” means any event, occurrence, fact, condition or change that would reasonably be expected to be materially adverse to or have a material adverse effect on (a) the ability of MABVAX to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, or (b) the Assumed Liabilities or the Acquired Assets, (c) BII’s ability to further exploit the Acquired Assets, including without limitation the research, development, commercialization or other exploitation of the Acquired Assets. For purposes of clarity, none of the following events, changes or effects, individually or in the aggregate, shall be considered a Material Adverse Effect: (i) the effect of any change that generally affects any industry in which BII or MABVAX operates; (ii) the effect of any changes after the Effective Date in Applicable Law or accounting rules not uniquely relating to BII or MABVAX; (iii) any event, change or effect on the business, assets, or operations of BII’s or MABVAX’s business primarily caused by, related to or resulting from the announcement of the transactions contemplated by this Agreement; (iv) the effect of any change in the United States or foreign economies or securities or financial markets; (v) the effect of any action taken by BII or BII’s Affiliate with respect to the transactions contemplated by this Agreement, other than actions taken pursuant to the provisions of this Agreement; (vi) the effect of any Regulatory Approval of a product that could compete with the BII Products; and (vii) the indirect or consequential effect of any outbreak of hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof.

1.1.42
“[***] Rights” shall have the meaning as defined in Section 4.1.

1.1.43
“Net Sales” means, with respect to a certain time period, the gross invoiced sales charged for BII Product(s) sold by or for BII, its Affiliates and/or Sublicensees in arm’s length transactions to Third Parties (but not including sales relating to transactions between BII, its Affiliates, and/or their respective Sublicensees) during such time period, less the total of the following charges or expenses as determined in accordance with the relevant Accounting Standards, consistently applied across all products sold by BII, in each case without duplication:

(a)
Sales returns and allowances [***];

(b)
Credits or allowances [***];

(c)
Rebates, chargeback rebates, compulsory rebates, reimbursements or similar payments [***];

(d)
Retroactive price reductions applicable to sales of such BII Product;

(e)
Adjustments actually made in accordance with consumer discount programs [***];

(f)
The actual acquisition cost of devices used for dispensing or administering the Product that are shipped with the BII Product [***];

(g)
Non-collectable receivables related to BII Product;

(h)
Customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes);

(i)
Charges for packing, freight, shipping and insurance (to the extent that BII, its Affiliates and Sublicensees bear the cost for BII Products)

BII, its Affiliates and Sublicensees shall not incur discounts, allowances, credits, rebates or other deductions on the BII Product in order to advantage other products of BII, its Affiliates and Sublicensees, such that the BII Product would bear a disproportionate portion of such deductions. All defined deductions in this section shall be consistent with BII’s audited financial statements.

For the sake of clarity and avoidance of doubt, sales by BII, its Affiliates, or Sublicensees of a BII Product to Recognized Agent of such BII Product in a given country shall be considered a sale to a Third Party customer.

Any disposal of BII Products for promotional or advertising purposes, or use of BII Products in clinical or preclinical trials, given as free samples, or distributed at no charge to patients unable to purchase BII Product shall not be included in Net Sales. Donations for charity reasons shall also not be part of Net Sales.

Upon any sale or other disposal of any BII Product that should be included in Net Sales for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms, then for purposes of calculating the Net Sales under this Agreement, such BII Product shall be deemed to be sold exclusively for money at the average sales price during the applicable reporting period generally achieved for such BII Product in the country in which such sale or other disposal occurred when such BII Product is sold alone and not with other products.

In the event no sales price is available for the BII Product alone in such country during the applicable reporting period, then such BII Product shall be deemed to be sold exclusively for money at the arithmetic mean sales price during the applicable reporting period generally achieved for such BII Product in all countries in which such sale or other disposal occurred when such BII Product is sold alone and not with other products (provided, however, that if such BII Product is not sold alone in any country, then BII shall calculate in good faith a hypothetical market price for the BII Product, allocating the same proportion of costs, overhead and profit as are then allocated to all similar substances then being made and marketed by BII and having an ascertainable market price; provided, however, that if BII in good faith disputes BII’s calculation, the Parties shall submit the matter promptly for resolution in accordance with the dispute resolution procedure outlined in Article 12).

In the event a BII Product is sold as a Combination Product or a Co-Packaged Product, Net Sales of such Combination Product or Co-Packaged Product will be calculated as follows:

(i)
In the case of Combination Product and/or Co-Packaged Product, if the BII Product and the other products therein are sold separately, Net Sales of the BII Product portion of Combination Products and/or the Co-Packaged Products will be calculated by multiplying the total Net Sales of the Combination Product and/or Co-Packaged Product by the fraction A/(A+B), where A is the average gross selling price in the applicable country in the Territory of the BII Product sold separately in the same formulation and dosage, and B is the sum of the average gross selling prices in the applicable country in the Territory of all other therapeutically or prophylactically active ingredients or products in the Combination Product [***].

(ii)
If the Combination Product and/or the Co-Packaged Product and the BII Product are sold separately, but the average gross selling price of the other product(s) cannot be determined, Net Sales of the Combination Product or the Co-Packaged Product shall be equal to [***]. the Net Sales of the Combination Product or Co-Packaged Product multiplied by the fraction A/C wherein A is the average gross selling price of the BII Product and C is the average gross selling price of the Combination Product or Co-Packaged Product.

(iii)
If the Combination Product and/or the Co-Packaged Product and the other product(s) are sold separately, but the average gross selling price of the BII Product cannot be determined, Net Sales of the Combination Product and/or Co-Packaged Product shall be equal to the Net Sales of the Combination Product and/or Co-Packaged Product multiplied by the following formula: one (1) minus B/C wherein B is the average gross selling price of the other product(s) and C is the average gross selling price of the Combination Product and/or Co-Packaged Product.

(iv)
If the Combination Product or Co-Packaged Product are sold but the average gross selling price of neither the BII Product nor the other product(s) can be determined, Net Sales of the Combination Product or Co-Packaged Product shall be equal to Net Sales of the Combination Product or Co-Packaged Product multiplied by a mutually agreed percentage.

The average gross selling price for such other product(s) contained in the Combination Product or Co-Packaged Product shall be calculated for each Calendar Year [***]. In the initial Calendar Year during which a Combination Product or Co-Packaged Product is sold, a forecasted average gross selling price shall be used for BII Product, other product(s), or Combination Product and/or Co-Packaged Product. Any over or underpayment due to a difference between forecasted and actual average gross selling prices shall be paid or credited in the second Earn-Out-Payment payment of the following Calendar Year. In the following Calendar Year the average gross selling price of the previous Calendar Year shall apply from the second Earn-Out-Payment payment on.

1.1.44
“Oxford Agreement” shall mean the loan and security agreement between Oxford Finance LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314, (“Oxford Finance LLC”), certain other lenders, MabVax Therapeutics, Inc., a Delaware corporation with offices located at 11533 Sorrento Valley Road, Suite 400, San Diego, CA 92121, and MabVax Therapeutics Holdings Inc., dated as of January 15, 2016, as amended, regarding the provision of certain loans to MabVax Therapeutics Inc. and MabVax Therapeutics Holdings Inc.

1.1.45
 “Patent” shall mean any and all (a) patents, (b) patent applications, including all priority applications, provisional and non-provisional applications, foreign patent application, patent cooperation treaty (PCT) applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) all patents-of-addition, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, letters patent or (e) any other substantially equivalent form of government-issued right substantially similar to any of the foregoing described in subsections (a)-(d) above.

1.1.46
“Patent Files” shall mean any and all files, books, records, patent application documents, inventor assignment agreements and/or inventor reports, MABVAX claim(s) of invention(s), and all other similar or like information that solely and exclusively relate to the [***] Program Patents.

1.1.47
“Phase I Clinical Trial” means a human clinical trial conducted in any country that meets the requirements of 21 CFR §312.21(a). By way of example and not limitation, a Phase I Clinical Trial is usually performed as a single or multiple dose Clinical Trial in healthy volunteers or patients to assess specific administration, distribution, metabolism, excretion (ADME), safety and tolerability, bioavailability/bioequivalence or exploratory efficacy (in the sense of demonstrating “proof-of-principle”) of an investigational drug, and the emphasis in Phase I is usually on safety and tolerability and it is typically used to plan patient dosing in Phase II Clinical Trials. For clarity, a Phase I Clinical Trial may also represent the initial phase of a combined Phase Ib/II Clinical Trial.

1.1.48
“Phase III Clinical Trial” means a human clinical trial conducted in any country that meets the requirements of 21 CFR §312.21(c). By way of example and not limitation, a Phase III Clinical Trial is a large scale Clinical Trial (usually several hundreds of patients) performed after preliminary evidence suggesting effectiveness of the drug has been obtained in Phase II clinical studies, and it is intended to gather the pivotal information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and, along with other clinical trials, to provide an adequate basis for Regulatory Approval. For clarity, a Phase III Clinical Trial may also represent the second part of a combined Phase II/III Clinical Trial.

1.1.49
“Recognized Agent” means any Third Party who distributes products directly to customers [***]

1.1.50
“Regulatory Approval” means both: (a) the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of NDAs and labelling approvals), and (b) any necessary pricing and/or reimbursement authorizations and approvals, of any Regulatory Authority necessary for the distribution, marketing, promotion, offer for sale, use, import, export or sale of such pharmaceutical product in such country.

1.1.51
“Regulatory Authority” means any (a) governmental authority, notified bodies or other organization in a country or region that regulates the manufacture or sale of pharmaceutical or medicinal products or medical devices, including the US Food and Drug Administration (or any succeeding entity), Japan Pharmaceutical and Medical Device Agency (or any succeeding entity) and the European Medicines Agency (or any succeeding entity), and any successors thereto and (b) any other relevant bodies authorized by Applicable Law to review or otherwise exercise oversight over marketing authorization applications, other regulatory filings or regulatory approvals.

1.1.52
“Sublicensees” means a Third Party, [***] to whom BII (or its Affiliate or another of its Sublicensees) grants a license or sublicense under any rights transferred to BII under this Agreement to develop or commercialize BII Products in the Territory. For the avoidance of doubt, if a Third Party is solely granted the right to perform distribution activities of BII Products in a country in the Territory, such Third Party shall be considered a Third Party distributor in such country.

1.1.53
“Start of Development” or “SoD” shall mean with respect to a BII Product, the formal decision [***].

1.1.54
“Taxes” shall mean all forms of preliminary or finally imposed taxation, domestic and foreign, federal, state, provincial, municipal, or other taxes, fees, levies, duties and other assessments or charges of whatever kind (including without limitation, sales, use, excise, stamp, transfer, property, value added, recording, registration, intangible, documentary, goods and services, real estate, payroll, gains, gross receipts, withholding, and franchise taxes) together with any interest, penalties, or additions payable in connection with such taxes, fees, levies, duties and other assessments or charges.

1.1.55
“Tax Law” shall mean any applicable law, rule or regulation of any Government Entity, or judgment, order, writ, decree, permit or license of any Government Entity of competent jurisdiction that, in each case, relates to taxes or other similar assessments or charges of any kind whatsoever (including, but not limited to, withholding on amounts paid to any person).

1.1.56
“Term” shall mean the period of time beginning on the Effective Date and continuing until the expiration or termination of this Agreement, whichever occurs first in time.

1.1.57
“Territory” shall mean all of the countries in the world, and their territories and possessions.

1.1.58
“Third Party” means a person or entity other than (a) BII or any of its Affiliates, or (b) MABVAX or any of its Affiliates.

1.1.59
“[***] Program” shall mean MABVAX’s research and development program to identify and characterize antibodies that bind the [***] antigen [***]

1.1.60
“[***] Program Antibodies” shall mean all antibodies generated in the course of the [***] Program at MABVAX, [***].

1.1.61
“[***] Program Inventory” shall mean all inventory of product, [***], wherever located, owned or controlled by MABVAX, including without limitation all [***] Program Antibodies.

1.1.62
“[***] Program Know-How” shall mean all Know-How, owned by MABVAX that is solely and exclusively related to the [***] Program, [***] owned by MABVAX and that solely relates to the [***] Program.

1.1.63
“[***] Program Patents” shall mean all Patents that are set forth in Schedule 1.1.63, including all reissues, reexaminations, divisions, renewals, extensions or supplementary protection certificates, provisionals, continuations and continuations-in-part thereof (only to the extent that such continuations-in-part claim inventions disclosed as required by 35 U.S.C. § 112, in the parent application thereof) and the like, and all patents issuing on the foregoing patent applications, in all jurisdictions.

1.1.64
“[***] Program Patent Assignment” shall mean the general assignment of the [***] Program Patents from MABVAX to BII, which will be substantially in the form attached as Exhibit C.

1.1.65
“Transaction Documents” shall mean collectively: (a) this Agreement; (b) the [***] Program Patent Assignment; (c) the Bill of Sale; and (iv) the Assignment and Assumption Agreement. The phrase “the consummation of the transactions contemplated by this Agreement” or such similar phrases includes the execution, delivery, and performance of the Transaction Documents.

1.1.66
“Valid Claim” means with respect to a given jurisdiction, (a) a claim within the a Patents, once issued, that has not expired or been abandoned or been revoked, been declared invalid or unenforceable by a court of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) or (b) a claim within a patent application which application has not been pending for more than [***] years from the date of its priority filing date and which claim has not been irretrievably revoked, irretrievably cancelled, irretrievably withdrawn, held invalid or abandoned by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment [***] or finally determined to be unallowable in a decision from which an appeal cannot or can no longer be taken. For clarity, a claim of an issued patent that ceased to be a Valid Claim before it issued because it had been pending too long, but subsequently issues and is otherwise described by clause (a), shall be considered to be a Valid Claim once it issues. The same principle shall apply in similar circumstances such as if, for example (but without limitation), a final rejection of a claim is overcome.

1.1.67
In this Agreement a reference to:

()
a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of each Party;

(a)
a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision before the date of this Agreement;

(b)
a person includes a reference to a body corporate body, association or partnership;

(c)
a person includes a reference to that person's legal personal representatives and successors;

(d)
a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of or schedule to this Agreement;

(e)
MABVAX and BII may be referred to herein as a “Party” if singular, and as “Parties” if plural; and

(f)
The headings in this Agreement do not affect its interpretation.

2.
SALE AND PURCHASE OF THE ACQUIRED ASSETS

2.1
Sale and Purchase. In accordance with the terms and upon the conditions of this Agreement, at the Closing, MABVAX will sell, convey, assign, and transfer to BII, MABVAX’s entire right, title, and interest in and to the Acquired Assets in the Territory free and clear of Encumbrances, in exchange for payment by BII of the consideration as described in Sections 5.1 – 5.4, and BII will purchase, acquire, accept, and assume the Acquired Assets in the Territory. For the avoidance of doubt, upon transfer of title to BII or its designee, and subject to the terms and conditions of this Agreement, BII shall have the sole and exclusive proprietary right, as against MABVAX, to fully exploit the Acquired Assets worldwide without restriction, and no rights in the Acquired Assets shall remain with MABVAX. For the avoidance of doubt,(i) to the extent books, records and other documents that otherwise correspond to the definition of Books and Record in accordance with Section 1.1.11, but do not relate solely and exclusively to the [***] Program but also to other programs, MABVAX will provide to BII redacted copies of such books, records and other documents, and (ii) to the extent patent files that otherwise correspond to the definition of Patent Files in accordance with Section 1.1.44, but do not relate solely and exclusively to the [***] Program but also to other program paying, performing and discharging when due, and BII shall not assume or have any responsibility for (a) all liabilities relating to or arising out of the Excluded Assets, (b) all accounts payable, taxes and other accrued expenses and/or obligations related to the [***] Program arising and/or related to any act, omission, fact, and/or matter prior to the Closing Date, (c) all obligations under the [***] Agreement and the [***] Agreement, and (d) MABVAX’s obligations under this Agreement (the “Excluded Liabilities”)s, MABVAX will provide to BII redacted copies of such patent files.

2.2
Assumption and Exclusion of Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, BII shall assume, and agree to pay, perform and discharge when due, any and all liabilities arising from BII’s ownership, use or operation of the Acquired Assets or the exploitation of the BII Products after the Closing Date (the “Assumed Liabilities”). MABVAX shall retain, and shall solely be responsible for paying, performing and discharging when due, and BII shall not assume or have any responsibility for (a) all liabilities relating to or arising out of the Excluded Assets, (b) all accounts payable, taxes and other accrued expenses and/or obligations related to the [***] Program arising and/or related to any act, omission, fact, and/or matter prior to the Closing Date, (c) all obligations under the [***] Agreement and the Oxford Agreement, and (d) MABVAX’s obligations under this Agreement (the “Excluded Liabilities”).

2.3
MABVAX Data Room. Within ten (10) days of the Effective Date, MABVAX shall make available to BII via the MABVAX Data Room (to the extent not already made available to BII in the MABVAX Data Room as of the Effective Date) copies of all: (a) [***]patent filing documents including employment agreements providing IP assignment, assignment documents for all relevant patent applications, lab notebook records, unpublished patent applications, unpublished patent wrappers/prosecution histories, agreements relating to the subject matter, publications and public disclosures, and patents and legal related matters, and (b) [***]program files, including without limitation publications, manuscripts, and abstracts, meeting minutes, research plans and program summaries, reports and presentations, the [***] Agreement, and inventory lists, in each case (a) and (b), existing as of the Effective Date. In addition, MABVAX shall provide an external independent Third Party designated by BII and approved by MABVAX (such approval not to be unreasonably withheld, delayed or conditioned and provided that such external independent Third Party shall be subject to customary obligations to keep MABVAX’s Confidential Information received by it confidential) with one complete version of the MABVAX Data Room content as of the Effective Date, using an appropriate storage media (e.g., CD or USB-stick), solely for the purpose to serve as evidence of the information provided by MABVAX to BII prior to the Effective Date.

3.
LICENSE GRANT

3.1
[***] Program Related Know-How and IP. MABVAX hereby grants BII [***]the Know-How owned or otherwise controlled by MABVAX that is not [***] Program Know-How, but is otherwise disclosed, provided and/or made available in writing, visually, orally or in electronic medium to BII and/or any of its Affiliates, whether prior or after the Effective Date in connection with this Agreement, and/or that is necessary to exploit the Acquired Assets within the Field in the Territory, including but not limited to further research, develop, make, have made, use, sell, offer for sale, import, or otherwise commercialize the Acquired Assets and/or any BII Product, as applicable, in the Field in the Territory (the “[***] Program License”). For clarity, the Parties agree that the [***] Program License under this Section 3.1 shall be [***] as far as the scope of the [***] Program is concerned.

3.2
No Implied Right or License. Except as explicitly provided herein, this Agreement does not convey any property rights in or imply any license to the use of any Intellectual Property and/or assets from MABVAX to BII.

4.
[***] RIGHTS

4.1
[***] Agreement. Pursuant to the terms of the research and license agreement between [***] and MabVax Therapeutics, Inc., dated [***], as amended (the “[***] Agreement”), [***], inter alia, licensed certain of its biologic materials, intellectual property and know-how relating to the [***] Program (“[***] Rights”) to MabVax Therapeutics, Inc. as further described therein.

4.2
S[***] Agreement. Prior to the Closing, the Parties and [***] will execute an agreement (a) confirming that during the term of the [***] Agreement, MABVAX will continue to be solely responsible for all of its obligations therein, including but not limited to any and all payment obligations due by MABVAX to [***] and (b) whereby BII and [***] will agree that [***] will not assert against BII, its Affiliates, Sublicensees or its or their distributors or independent contractors, any claims for infringement of such [***] Rights based on the research, development, manufacture, use, sale, offer for sale or license, or import of the Acquired Assets, and/or any BII Product in the Field in the Territory (the “S{***] Agreement”).

5.
PAYMENT

5.1
Upfront Purchase Price. The up-front purchase price for the Acquired Assets shall be US dollars Four Million (US$ 4,000,000) (“Upfront Purchase Price”). Subject to Section 14.4.2 (i)(d), the Upfront Purchase Price shall be non-refundable and non-creditable.

5.2
Payment of Purchase Price. The Upfront Purchase Price shall be due and payable upon Closing by BII to MabVax Therapeutics Holdings Inc. BII will make such payment due hereunder by wire transfer of immediately available funds within [***] Business Days of the Closing Date and after the receipt by BII of an original Invoice and of a duly signed original of this Agreement.

5.3
Milestone Payments. As further consideration for the sale and transfer of the Acquired Assets, BII shall pay to MabVax Therapeutics Holdings Inc. the following one-time, milestone payments (each a “Milestone Payment”) set forth below upon the first occurrence of the applicable milestone event with respect to the first BII Product, provided that each such Milestone Payment shall be due only once. Each Milestone Payment shall be due and payable to MabVax Therapeutics Holdings Inc. within [***] Business Days after receipt of an Invoice from MabVax Therapeutics Holdings Inc., which shall be provided to BII as soon as practicable after BII has notified MabVax Therapeutics Holdings Inc. that the particular milestone event has been achieved (whether achieved by or on behalf of BII or any of its Affiliates or Sublicensees). BII will notify MabVax Therapeutics Holdings Inc. within [***] Business Days after it becomes aware of the achievement of any milestone event for which a payment to MabVax Therapeutics Holdings Inc. is required under this Section 5.3. It is hereby understood that each Milestone Payment shall be paid [***].

Milestone Event	Milestone Payment
Start of Development of the first BII Product	[***]
Initiation of first Phase I Clinical Trial [***]	[***]
Initiation of first Phase III Clinical Trial [***]	[***]
First Commercial Sale [***]in a Major Market	[***]

The Milestone Payment for the First Commercial Sale [***] in a Major Market shall be payable [***], for the first Calendar Year in which the First Commercial Sale milestone event is achieved [***]. [***].

The First Commercial Sale Milestone Payment shall be paid together with the Earn-Out-Payment of the Calendar Quarter during which the First Commercial Sale milestone event has been achieved.

5.4
Earn-Out-Payment.

5.4.1
BII shall pay to MabVax Therapeutics Holdings Inc. an earn-out-payment in the amount of [***]% of the annual worldwide Net Sales in the Territory of each BII Product in a Calendar Year (the “Earn-Out-Payment”).

5.4.2
Earn-Out Period. BII’s obligation to pay to MabVax Therapeutics Holdings Inc. the Earn-Out Payment in the Territory shall begin, on a country-by-country and BII Product-by-BII Product basis, with the First Commercial Sale of such BII Product in such country and shall expire, the later of (a) the expiration of the last to expire Valid Claim of a [***] Program Patent covering the composition of matter of such a BII Product or (b) [***] years from the date of First Commercial Sale of such BII Product in such country (the “Earn-Out Period”).

5.4.3
No Multiple Earn-Out-Payments. No multiple Earn-Out Payments shall be payable because a BII Product, its manufacture, use or sale is or shall be covered by more than one Valid Claim included in the [***] Program Patents or more than one patent under the [***] Program Patents.

5.4.4
Earn-Our-Payment Adjustments.

(a)
Non-Patented Product. During the applicable Earn-Out Period, if a BII Product sold in a country in the Territory is not covered by a Valid Claim in such country at the time of its sale, then the Earn-Out Payment for such BII Product in such country shall be reduced by [***] percent ([***]%) as determined pursuant to Section 5.4.1.

(b)
Third Party Offset. During the Earn-Out Period, if BII is required to (i) obtain a license grant from one or more Third Parties under such Third Party’s patent rights or other intellectual property in the absence of which a BII Product could not legally be developed, have developed, made, have made, used, offered for sale, sold or imported in a country in the Territory and (ii) pay a royalty payment or other consideration under such license grant

(including in connection with the settlement of a patent infringement claim), then the Earn-Out Payment for such BII Product in such country as determined pursuant to Section 5.4.1 shall be reduced by [***]percent ([***]%) of the amount actually paid to the Third Party in such country in the same Calendar Year.

(c)
Generic Competition. The Earn-Out Payment otherwise due under Section 5.4.1 shall be reduced, on a country-by-country and BII Product-by-BII Product basis, in the event of Generic Competition in a particular country of the Territory to [***]per cent ([***]%) in any Calendar Quarter in which there is Generic Competition for so long as the Generic Competition exists.

(d)
Limits on Deductions. Notwithstanding anything to the contrary herein, in no event shall any deduction, reduction or set off, individually or in the aggregate, as a result of Sections 5.4.4(a), (b) and/or (c) (each, a “Deduction” and collectively, “Deductions”) exceed [***]percent ([***]%) of the Earn-Out Payment determined pursuant to Section 5.4.1 on a country-by-country and BII Product-by-BII Product basis. On a country-by-country and BII Product-by-BII Product basis, BII shall be entitled to set off any accrued but un-deducted Deductions from the previous Calendar Years in the subsequent Calendar Years.

5.4.5
Reports and Payments. Within [***] days following the end of each Calendar Quarter, BII shall submit to MabVax Therapeutics Holdings, Inc. a written report of Net Sales of BII Products sold by or on behalf of BII, its Affiliates and Sublicensees during a Calendar Quarter in each country of the Territory in sufficient detail to permit confirmation of the accuracy of the Earn-Out Payment paid, and BII shall pay to MabVax Therapeutics Holdings, Inc., within [***] days thereafter, all Earn-Out Payment payable by BII. If applicable, by separate notice, BII will provide a confirmation including gross sales and Net Sales of any and all BII Product on a country-by-country basis (including calculation of Net Sales of Combination Products or Co-Packaged Products ) in the currency for which such BII Product was sold, and, if the currency of sale was not US dollars, also in US dollars; an accounting of deductions taken in the calculation of Net Sales; details of any royalty credits taken on a Third Party licence-by-Third Party licence basis; on a country-by-country basis, any reduction, including the relevant market share data on the basis of which such reduction was taken and the source of such data; the applicable exchange rate to convert from each country’s currency to US dollars. BII shall use the monthly average exchange rates used by BII throughout its regular accounting system for the Calendar Quarter in which such BII Products are sold.

5.4.6
Financial Audit. BII shall keep (and shall cause its Affiliates and Sub-Licensees to keep) complete and accurate records pertaining to the sale or other disposition of BII Products in sufficient detail to permit BII to confirm the accuracy of all Earn-Out Payment payments reported, for at least [***] full Calendar Years following the end of the Calendar Year to which they pertain. MabVax Therapeutics Holdings Inc. shall have the right to cause an independent, certified public accountant reasonably acceptable to BII (the “Auditor”) to audit such records solely to confirm Net Sales, Milestone Payments and Earn-Out Payments for a period covering not more than the preceding [***] full Calendar Years, provided that such audits may not be performed more than [***] a year and only [***] per audited period. Such audits may be exercised during normal business hours upon reasonable prior written notice to BII. The Auditor will execute a reasonable written confidentiality agreement with BII and will disclose to MabVax Therapeutics Holdings Inc. only such information as is reasonably necessary to provide MabVax Therapeutics Holdings Inc. with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement. The report of the Auditor will include the methodology and calculations used to determine the results, will be delivered to BII and MabVax Therapeutics Holdings Inc. at the same time, and will be final [***] Business Days after delivery to both Parties, it being understood that BII will have the right during such [***] Business Day period to discuss the report with the Auditor. In the event the Parties are not in alignment after such [***] Business Day period, either Party may refer this matter for resolution in accordance with the defined dispute resolution procedure set forth in Article 13 within [***] Business Days. MabVax Therapeutics Holdings Inc. shall bear the full cost of such audit unless the report of the Auditor discloses an underpayment by BII of more than [***] percent ([***]%) of the amount due for any Calendar Year, in which case BII shall bear the full cost of such audit. BII shall pay the amount of any underpayment disclosed in the undisputed Auditor’s report, together with interest thereon to MabVax Therapeutics Holdings Inc. within [***] days after delivery to the Parties of the final Auditor’s report. If such final Auditor’s report discloses an overpayment by BII of the amounts payable hereunder, BII shall have the right to offset the overpayment against the actual Earn-Out Payment following the audit in question. Upon the expiration of [***] full Calendar Years following the end of any Calendar Year, the calculation of Earn-Out Payment payments with respect to such Calendar Year shall be binding and BII shall be released from any liability and obligation with respect to payments for such year except in the case of fraud or willful deceit.

5.4.7
Currency Conversion. All Earn-Out Payments shall be payable in full in US dollars. Any sales of BII Products incurred in a currency other than US dollars shall be converted to the US dollars equivalent using a rate of exchange that corresponds to the rate used by BII or any of its Affiliates or Sublicensees recording such receipt or expenditure, for the respective reporting period, related to recording such Net Sales or expenses in its books and records that are maintained in accordance with the applicable Accounting Standards consistently used by BII, its Affiliates or their respective Sublicensees. If such party is not required to perform such currency conversion for its respective Accounting Standards reporting with respect to the applicable period, then for such period such party shall convert its amounts received and expenses incurred into US dollars using exchange rates published by the European Central Bank (ECB), Frankfurt, Germany. For exchange rates not published by ECB an alternative source will be agreed between the Parties. Any Earn-Out-Payment shall be calculated based upon the US dollars equivalent calculated in accordance with the foregoing.

5.5
Payment Terms. BII shall pay all amounts payable under this Agreement as stated in the respective sections, upon delivery to BII of an Invoice for such amounts by MabVax Therapeutics Holdings Inc.. All payments to be made by BII to MabVax Therapeutics Holdings Inc. under this Agreement shall be made in US dollars and may be paid by bank wire transfer in immediately available funds to such bank account as may be designated by MabVax Therapeutics Holdings Inc. from time to time.

5.6
Taxes in general. Subject to Section 5.7, all payments under or in connection with this Agreement shall be inclusive of any Taxes and each Party shall be responsible for and shall bear, pay or set-off its own Taxes assessed by a tax or other authority except as otherwise set forth in this Agreement.

5.7
VAT. All payments due to the terms of this Agreement are expressed to be exclusive of value added tax (VAT) or similar indirect taxes (e.g. goods and service tax). VAT/indirect taxes shall be added to the payments due to the terms if legally applicable.

5.8
Withholding Tax. If Applicable Laws or regulations require withholding by BII and/or its Affiliates of any taxes imposed upon MabVax Therapeutics Holdings Inc. on account of any Earn-Out Payments and other payments paid under this Agreement to benefit of MABVAX, such taxes have to be retained by BII and/or its Affiliates as required by local law from such remittable royalty and other payment and shall be paid by BII and/or its Affiliates to the proper tax authorities on account of MabVax Therapeutics Holdings Inc. Official receipts of payment of any retained local withholding tax shall be secured and sent by BII and/or its Affiliates to MabVax Therapeutics Holdings Inc. as evidence of such payment only on MabVax Therapeutics Holdings Inc.’s request. The Parties shall cooperate and exercise their best efforts to ensure that any withholding taxes imposed on MabVax Therapeutics Holdings Inc. are reduced as far as possible under the provisions of any relevant double tax treaty. Withholding taxes retained by BII and/or its Affiliates and paid to the proper German/local tax authorities as well as a possible refund of retained and paid local withholding taxes from the German/local tax authorities in favor of MabVax Therapeutics Holdings Inc. are paid in local/German currency (Local currency/EUR). Any effect by currency conversion is benefit or burden of MabVax Therapeutics Holdings Inc. as tax-payer and are not refundable or taken by BII and/or its Affiliates.

5.9
Interest on Late Payments. If BII fails to pay any payment due under this Agreement as provided herein on or before the date such payment is due, then such late payment will bear interest, to the extent permitted by Applicable Law, at an annual rate of [***] percent ([***]%) above the 1 month EUR LIBOR rate which applied on the due date effective for the first date on which payment was delinquent and calculated for the exact number of days in the interest period based on a year of three hundred sixty (360) days (actual/360). If the LIBOR is no longer published, the Parties will agree upon another internationally recognized rate which has historically been substantially equivalent to the 1 month EUR LIBOR rate and utilize such rate retroactively to such time as the rate was no longer available.

5.10
Loss or Damage to the Acquired Assets. Prior to the Closing, any loss or damage to the Acquired Assets shall be the sole responsibility of MABVAX.

5.11
Commercially Reasonable Efforts. BII shall use Commercially Reasonable Efforts to advance the development of at least one (1) BII Product into a Phase I Clinical Trial. BII shall endeavour to achieve (a) Start of Development of a BII Product within approximately [***] months after the Effective Date, and (b) Initiation of the first Phase I Clinical Trial of a BII Product approximately [***] months after the effective date of the Agreement, it being understood by the Parties these timelines are anticipated timelines only and are neither binding nor enforceable under this Agreement. For the avoidance of doubt, BII is permitted to suspend or stop the development of a BII Product for a period that does not exceed [***] months even as such suspension or stoppage would be a breach of BII’s obligation to use Commercially Reasonable Efforts.

5.12
S[***]Agreement. Notwithstanding anything to contrary in this Agreement, the Parties agree, that in the event BII makes any payments that are due under this Article 5 to [***] and not to MabVax Therapeutics Holdings Inc. pursuant to the [***] Agreement, such payments shall not be made by BII to MabVax Therapeutics Holdings Inc., (or, for the avoidance of doubt, to MabVax Therapeutics Inc.) under this Agreement.

6.
CLOSING ACTIONS TO BE TAKEN PRIOR TO OR AT CLOSING. ON OR AFTER THE EFFECTIVE DATE AND PRIOR TO OR AT CLOSING, MABVAX SHALL DELIVER TO BII, DULY EXECUTED:

6.1
The (a) Bill of Sale; (b) Assignment and Assumption Agreement, (c) [***] Program Patent Assignment, and (d) written confirmation by [***] that the Acquired Assets have been released, all lenders under the [***] Agreement have expressed their consent to the transactions under this Agreement, and that any of MABVAX’s obligations under the [***] Agreement relating to the

[***] Program and/or the Acquired Assets have been fully satisfied and the Acquired Assets are not and will not be Encumbered by the [***] Agreement.

6.2
Certified copies of any necessary corporate actions of MABVAX authorizing the execution and performance of this Agreement and the consummation of the transaction contemplated herein; and

6.3
Such other documents as are necessary or desirable for MABVAX and BII to transfer the Acquired Assets from MABVAX to BII and as far as applicable the assignment of such documents.

6.4
Interdependence. The transfers and deliveries described in this Article 6 are mutually interdependent and are to be regarded as occurring simultaneously as of the Closing Date. Unless agreed otherwise in writing by MABVAX and BII, no such transfer or delivery shall become effective until all other transfers and deliveries provided for in this Article 6 have also become effective. The parties agree that the failure of MABVAX to transfer and deliver to BII the [***] Program Inventory upon Closing in accordance with Section 8.2.2 shall have no effect on the effectiveness and validity of the other transfers and deliveries provided for in this Article 6.

6.5
Time and Place of Closing. Subject to the satisfaction or waiver of all of the conditions set forth in Articles 10 and 11, the Closing shall take place on July 5, 2018. The Parties shall confirm Closing in writing.

7.
REPRESENTATIONS AND WARRANTIES

7.1
MABVAX represents and warrants to BII as of the Effective Date and as of the Closing Date, except as disclosed in a disclosure schedule (the “Disclosure Schedules”), that

7.1.1
Authority. MABVAX has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate proceedings on the part of MABVAX that are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have occurred, and assuming proper execution and delivery by BII, this Agreement is enforceable against MABVAX in accordance with its terms. Each Transaction Document will be enforceable in accordance with each of its terms upon execution and delivery to BII, in each case, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief. There are no other MABVAX Third Party consents or approvals necessary for MABVAX to sell and transfer to BII the Acquired Assets as contemplated hereby.

7.1.2
Finder’s Fees. Except for those listed in Schedule 7.1.2, MABVAX has no liabilities or obligations to pay any fees or commissions to any broker, finder, or other agent with respect to the transactions contemplated by this Agreement for which BII could become liable or obligated. For clarity, the finder’s fee listed in Schedule 7.1.2 is borne by MABVAX.

7.1.3
Authorizations. No Authorization is needed by MABVAX for the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such Authorization will not have a Material Adverse Effect on this Agreement or the consummation of the transactions contemplated hereby.

7.1.4
Litigation and Claims. In the Territory, there is no Action pending or involving MABVAX, or to the Knowledge of MABVAX, threatened against MABVAX related to the Acquired Assets before any Governmental Entity. MABVAX has settled or will settle any claims of inventors relating to the Acquired Assets and no remuneration is due or otherwise payable to the inventor(s) of the

Acquired Assets, including any compounds, whether or not such compounds are subject to existing patents, patent filings, or patent applications that may be filed by BII subsequent to the Effective Date.

7.1.5
Organization and Good Standing. MABVAX is a corporation duly organized, validly existing, and in good standing under the laws of the United States of America and is duly authorized to do business therein.

7.1.6
Title to Acquired Assets. MABVAX is the sole owner of the Acquired Assets and has and will convey to BII good and marketable title to all of the Acquired Assets free and clear of Encumbrances. Except for Excluded Assets, the Acquired Assets include all of the tangible properties, Patents and Know-How and other assets owned by MABVAX that are solely and exclusively related to the [***] Program.

7.1.7
Sufficiency. To the knowledge of MABVAX, the Acquired Assets and the rights licensed pursuant to Section 3.1 are all of the assets and rights owned or controlled by MABVAX which are necessary for BII to conduct the [***] Program in substantially the manner conducted by MABVAX as of the date hereof, other than (a) personnel, (b) items generally categorized as corporate overhead, [***], and (c) the Excluded Assets.

7.1.8
Books and Records. To the Knowledge of MABVAX the Books and Records are reasonably conceived in a manner as appropriate in the international pharmaceutical industry. None of the Books and Records are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including without limitation, an electronic, mechanical or photographic process computerized or not) which are not under the exclusive ownership and direct control of MABVAX.

7.1.9
Patent Files. To the Knowledge of MabVax, the Patent Files include all of the material information necessary for BII to fully exploit the Acquired Assets and are conceived in a reasonable manner as appropriate in the good international pharmaceutical industry. To the Knowledge of MABVAX, none of the material Patent Files is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including without limitation, an electronic, mechanical or photographic process computerized or not) which are not under the exclusive ownership and direct control of MABVAX.

7.1.10
Violations/Breaches. To the Knowledge of MABVAX, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not or will not (a) violate any Applicable Law, (b) result in a breach of any term of the certificate of incorporation, by-laws or governing document of MABVAX or (c) result in a breach of any contract, agreement, or other instrument to which MABVAX is a party, except, in the case of clause (c), as would not have a Material Adverse Effect.

7.1.11
[***] Program Patents and [***] Program Know-How

(a)
[***] Program Patents. To the knowledge of MABVAX, each of the [***] Program Patents is valid and enforceable, and nothing has been done or omitted to be done by which it may cease to be valid and enforceable or which may restrict the scope of protection afforded by such [***] Program Patents, and/or would justify cancellation, rectification or other modification of a registration of any of the [***] Program Patents. All [***] Program Patents are legally and beneficially owned solely by MABVAX free and clear of Encumbrances.

(b)
[***] Program Know-How. All of the [***] Program Know-How is legally and beneficially owned solely by MABVAX free and clear of Encumbrances.

(c)
MABVAX has not received any written notice of any claim, legal action, proceeding, judgment or settlement, and to the Knowledge of MABVAX’s there is no threatened claim, relating to any of the [***] Program Patents and/or [***] Program Know-How, including but not limited to any claim or opposition as to title, validity, scope of protection, enforceability, entitlement or otherwise.

(d)
All fees that have become due and payable, including but not limited to renewal fees, in respect to any [***] Program Patents have been paid and all documents, recordations and certificates in connection with all [***] Program Patents currently required to be filed have been filed with the relevant patent office or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting all [***] Program Patents.

(e)
There are no Third Party challenges against the [***] Program Patents in oppositions, nullity proceedings, re-examination proceedings or any other proceedings that are pending. No supplier of any products or services to MABVAX is a party to or to the best knowledge of MABVAX has threatened with any civil, criminal, arbitration, administrative or other claim or proceeding.

(f)
MABVAX has granted no licenses under and has not assigned [***] Program Patents and/or [***] Program Know-How to Third Parties and no security interests or any other interests of Third Parties remain in any [***] Program Patents and/or [***] Program Know-How.

(g)
To the Knowledge of MABVAX, there currently is, and has not been, no infringement of any or the [***] Program Patents.

7.1.12
Compliance with Applicable Laws. The [***] Program is being conducted in compliance with all Applicable Laws, and has not received any written communication from any Governmental Entity within the Territory that alleges the [***] Program is not in such compliance.

7.1.13
Permits. MABVAX possesses all licenses, permits, and other approvals from Governmental Entities necessary to enable them to carry on the [***] Program as it is currently conducted (collectively, “Government Permits”),

7.1.14
Third Party Rights. To the knowledge of MABVAX, the exploitation of the Acquired Assets does not infringe any Patent or other Intellectual Property Right of MABVAX or a Third Party and there are no existing or threatened claims from third parties regarding the exploitation of the Acquired Assets nor any contractual obligations or governmental directions, orders or other regulations from any Governmental Entity restricting the exploitation of the Acquired Assets.

7.1.15
To the Knowledge of MABVAX, all material Confidential Information owned or used by MABVAX that is related to the Acquired Assets are accurately recorded and accessible by and comprehensible to a reasonable person experienced in the development, manufacture and marketing of pharmaceutical or medicinal products. To the Knowledge of MABVAX, it is not a party to a confidentiality or other agreement that restricts the use or disclosure of information solely and exclusively relates to the Acquired Assets. MABVAX has not disclosed, except under appropriate confidentiality and non-use obligations, any Confidential Information that relates to the Acquired Assets to Third Parties.

7.1.16
Complete Information. To the Knowledge of MABVAX, all material information given by, or on behalf of, MABVAX or to BII, its advisers or agents before and/or during the negotiations leading to this Agreement and including all information set out in this Agreement and any of the Schedules attached to this Agreement, is true, complete, accurate and not misleading. To the Knowledge of MABVAX, all information about the Acquired Assets that might be material for disclosure to a purchaser of the Acquired Assets have been disclosed to BII. As far as MABVAX is aware, no information which it reasonably believes to be material regarding the Acquired Assets (in particular its financial condition, developments, prospects and liabilities) has not been disclosed to BII.

7.1.17
Effects of Sale. Neither the execution nor performance of this Agreement or a document to be executed at or before Closing will:

(a)
result in MABVAX losing the benefit of a permit or an asset, license, grant, subsidy, right or privilege which it enjoys at the Effective Date in any jurisdiction relating to the Acquired Assets; or

(b)
conflict with, or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate, or relieve a person from an obligation under, an agreement, arrangement or obligation relating to the Acquired Assets to which MABVAX is a party or a legal or administrative requirement in any jurisdiction.

7.2
BII represents and warrants to MABVAX as of the Effective Date and as of the Closing Date that:

7.2.1
Authority. BII has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate proceedings on the part of BII that are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have occurred, and assuming proper execution and delivery by MABVAX, this Agreement is enforceable against BII in accordance with its terms, and the other Transaction Documents will be enforceable in accordance with their terms upon execution and delivery to MABVAX, in each case, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief.

7.2.2
Authorizations. No Authorization is needed by BII for the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such Authorization will not have a Material Adverse Effect on this Agreement or the consummation of the transactions contemplated hereby.

7.2.3
Organization and Good Standing. BII is a corporation duly organized, validity existing, and in good standing under the laws of Germany, and is duly authorized to do business therein.

7.2.4
Violations/Breaches. To the Knowledge of BII, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not violate any law, rule or regulation or order, judgment, or decree within the Territory binding on BII, and will not result in a breach of any term of the certificate of incorporation, code of regulation or by-laws of BII or of any contract, agreement, or other instrument to which any of BII is a party.

7.3
If not otherwise set forth herein the warranty shall be in line with Applicable Law.

8.
COVENANTS

8.1
Operation of the [***] Program Prior to Closing. Except for actions taken pursuant to the prior consent of BII, MABVAX from the Effective Date until Closing will:

8.1.1
Conduct the [***] Program in the ordinary course; and

8.1.2
Not transfer or Encumber any of the Acquired Assets; and

8.1.3
Maintain all [***] Program Patents and [***] Program Know-How, including but not limited to the maintenance and prosecution of [***] Program Patents; and

8.1.4
Continue to meet the contractual obligations of, and pay obligations relating to the Acquired Assets; and

8.1.5
Not start litigation or arbitration proceedings relating to the [***] Program; and

8.1.6
Notify BII immediately if it becomes aware of a fact or circumstance which constitutes a breach of Section 8.1 or has caused, or will or might cause, a warranty to become untrue, inaccurate, incomplete or misleading at any time before Closing; and

8.1.7
Non-Impairment. MABVAX will not act to impair the value of, or BII’s interest in, the Acquired Assets, and will not use or infringe any Acquired Assets in conducting its businesses in the Territory. In particular, MABVAX will not abandon any of the [***] Program Patents, cancel or narrow claims in any [***] Program Patent, oppose any [***] Program Patents, challenge any [***] Program Patents in nullity proceedings, re-examination proceedings or otherwise challenge the validity or enforceability of any of the [***] Program Patents.

8.1.8
Efforts to Close. With respect to efforts to close, MABVAX and BII agree the following: MABVAX and BII will cause all of the conditions, as specified in Articles 10 and 11 of this Agreement, to the obligations of the others to consummate the transactions contemplated hereby, within [***] days of the Effective Date of the Agreement.

8.1.9
MABVAX and BII will comply fully with all applicable notification, reporting, and other requirements of any applicable antitrust laws.

8.1.10
MABVAX and BII will each use all reasonable efforts to obtain, as soon as practicable, the Authorizations that may be or become necessary for the performance of their obligations under this Agreement and the consummation of the transactions contemplated hereby, if any, and will cooperate fully with each other in promptly seeking to obtain such Authorizations.

8.2
Transfer of Acquired Assets.

8.2.1
Within [***] Business Days after the Effective Date, and in all cases by the Closing Date should the Closing Date fall within the above [***] Business Days, MABVAX shall make available to BII, or a party designated by BII, all Books and Records and Patent Files. To the extent books, records and other documents that otherwise correspond to the definition of Books and Record in accordance with Section 1.1.11, but do not relate solely and exclusively to the [***] Program but also to other programs, MABVAX will provide to BII redacted copies of such books, records and other documents, and to the extent patent files that otherwise correspond to the definition of Patent Files in accordance with Section 1.1.44, but do not relate solely and exclusively to the [***] Program but also to other programs, MABVAX will provide to BII redacted copies of such patent files. . MABVAX will store the originals of the Books and Records, including but not limited to original lab notebooks, for access by both Parties at a qualified storage facility located on San Diego, CA at MABVAX’s cost and expense. Any copies of the Books and Records and Patent Files shall be shipped to the address of BII at:

Books and Records:
[***]
Boehringer Ingelheim [***]
Tel: [***]

Patent Files:
[***]
Boehringer Ingelheim [***]
Tel: [***]

8.2.2
Within [***] Business Days after the Effective Date, and in all cases by the Closing Date should the Closing Date fall within the above [***] Business Days, MABVAX shall make available to BII, or a party designated by BII, all [***] Program Inventory, provided, at BII’s sole option, MABVAX may destroy any such [***] Program Inventory in lieu of transferring such [***] Program Inventory to BII in accordance with this Section 8.2.2.

8.2.3
On the Closing Date, MABVAX shall make all other Acquired Assets, including but not limited to copies of file wrappers for the [***] Program Patents and written or tangible embodiments of the [***] Program Know-How, available to BII, and will provide copies of technical information used by MABVAX or Third Parties acting on MABVAX’s behalf in the research work related to the [***] Program, to the extent assigned by MABVAX to BII pursuant to this Agreement. Such other documentation shall be provided in the format as used by MABVAX or available and existing as of the Closing Date and shall be shipped to the address of BII at:

[***]
Tel: [***]

8.2.4
In the event certain assets solely and exclusively related to the [***] Program and existing as of the Closing Date have not been specified as Acquired Assets and consequently have not been assigned and transferred to BII at Closing, MABVAX shall promptly assign and transfer such other assets once so identified, to BII after Closing and such other assets so assigned and transferred shall be treated as Acquired Assets for purposes of this Agreement.

8.2.5
For the assignment of the [***] Program Patents, MABVAX shall do all acts necessary to vest in BII or its designated parties full and unrestricted ownership in the [***] Program Patents, including those actions as further described in Section 8.6.2.

8.2.6
Wrong Pockets; Further Assurances. After the Closing, in the event that MABVAX receives or discovers that it is in possession of any asset that is an Acquired Asset or is otherwise properly due and owing to BII in accordance with the terms of this Agreement, MABVAX promptly shall transfer such asset to BII. MABVAX shall provide (at no cost to BII) reasonable and appropriate scientific expertise to support the transfer of the technical aspects and Know How related to the Acquired Assets to BII, for up to [***] weeks or a total of [***] hours, whichever is first reached. The time can be spread across appropriate MABVAX employees, to begin at a time mutually agreed to by the Parties, and in all cases, to begin within [***] Business Days after the Effective Date.

8.3
Publicity. Any press releases, financial filings, public announcements or similar publicity with respect to this Agreement or the transaction contemplated hereby shall be made upon the mutual consent of the Parties in advance of publication. Exhibit D attached herein sets forth the final press release related to the execution of this Agreement by both Parties, as approved by each Party for public announcement on or after the Effective Date.

8.4
Cooperation in Litigation. For a period of five (5) years after Closing, MABVAX and BII will, in the defense of any Third Party Action relating to the Acquired Assets, communicate to the other Party any facts of which such Party has knowledge with respect to the Acquired Assets, testify in any legal proceedings, sign all documents, make all rightful oaths and declarations, and make available records to the extent reasonably necessary to permit the effective defense or investigation of such Action at such other Party’s sole cost and expense. If information other than that pertaining to the Acquired Assets is contained in such records and/or other communication, MABVAX and BII will either agree that such information may be omitted or redacted by the producing party, or will enter into appropriate secrecy commitments to protect such information. For the avoidance of doubt, in the event of MABVAX bankruptcy and/or liquidation, MABVAX’s Chief Executive Officer and/or Chief Scientific Officer shall remain available for the period of time indicated above as reasonably necessary to permit the effective defense or investigation of any Third Party Action relating to the Acquired Assets.

8.5
Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of MABVAX and BII shall bear its own costs and expenses.

8.6
Assignment of Patents.

8.6.1
Inventor Compensation. Each of MABVAX and BII shall compensate each of its own Inventors according to each of its own internal policy. No Party shall in any way be responsible or liable for compensating the Inventors of another Party.

8.6.2
Assignment and Recordation. At BII’s sole cost and expense, MABVAX will submit the appropriate assignment documents to the relevant Governmental Entity, by country, requesting that MABVAX’s entire right, title and interest in the [***] Program Patents is transferred and assigned solely to BII or a party designated by BII. MABVAX shall inform BII in writing of these above submissions, including, without limitation providing a copy of all communication sent to and received from the Governmental Entities, within two (2) weeks of their submission or receipt, and MABVAX shall on the Closing Date provide BII with a signed and notarized [***] Program Patent Assignment. MABVAX, at BII’s sole cost and expense, shall promptly execute and deliver further documents and take such further steps as may reasonably be required to vest in BII the [***] Program Patents. Upon BII’s reasonable request and at BII’s sole cost and expense, MABVAX shall execute and supply documents necessary for BII’s prosecution and maintenance of the [***] Program Patents that BII is unable to obtain without the assistance of MABVAX, including, but not limited to declarations, affidavits and inventor assignments, notarization and legalization of documents, if necessary consularization of a respective country, depose to or procure the deposing to or swearing of such documents and do any act or thing and provide any information which may be useful and necessary for the assignment of the [***] Program Patents to BII.

8.6.3
BII shall be responsible for, and will pay all out-of-pockets expenses (whether incurred before or after the Closing Date) involved in notarization, authentication, legalization, and/or consularization of the signatures of BII’s representatives on the [***] Program Patent Assignment and other [***] Program Patent assignment documents, by country, and recording such assignment documents with the appropriate Governmental Entities. BII will also be responsible for, and will pay all expenses

(whether incurred before or after the Closing Date) involved in notarization, authentication, legalization, and/or consultation of the signatures of MABVAX’s representatives on the [***] Program Patent Assignment documents.

8.6.4
Local Patent Representatives. MABVAX shall have responsibility, at its own cost to:

(a)
With respect to the [***] Program Patents: notify each in writing each of its local patent representatives in the Territory within [***] Business Days of the Closing Date that: (i) the [***] Program Patents have been assigned to BII; and (ii) all future correspondence regarding the [***] Program Patents should be sent to:

[***]
Tel: [***]

(b)
Forward copies of any correspondence it receives from its local patent representative or any Governmental Entities regarding the [***] Program Patents to BII that it receives before or after the Closing Date.

8.6.5
Maintenance of [***] Program Patents. MABVAX will timely pay all out-of-pocket expenses related to the maintenance of [***] Program Patents due between the Effective Date and the Closing Date. After the Closing Date, BII will be solely responsible for the maintenance of the [***] Program Patents. If MABVAX receives any bills or invoices for expenses related to the maintenance of [***] Program Patents after the Closing Date, then MABVAX will forward to BII any such bills or original invoices for payment by BII and MABVAX shall have no liability for BII’s failure to timely pay such bills or invoices.

8.6.6
Prosecution of [***] Program Patents. MABVAX will pay all bills and invoices for [***] Program Patent prosecution expenses for activities or work completed prior to the Closing Date and which relate to work performed for the benefit of MABVAX. For clarity, work, whether performed before or after the Closing Date, which relates to the transfer of the [***] Program Patents to BII pursuant to this Agreement shall not be “work performed for the benefit of MABVAX”. Upon BII’s written request and at BII’s expense, MABVAX will be responsible for Prosecuting the [***] Program Patents for up to [***] days after the Closing Date; provided, however, that “Prosecuting” solely for the purposes of this Section 8.6.6 shall mean filing such documents as may be reasonably necessary to continue the pendency of a patent application for at least [***] days after the filing of such document. Otherwise, BII will be responsible for Prosecuting the [***] Program Patents as of the Closing Date. For a period of [***] years after the Closing Date, MABVAX will further cooperate with and reasonably assist and provide support to BII in relation to the prosecution and maintenance of [***] Program Patents, at BII’s request and expense. In the event that BII does not have legal status in a [***] Program Patent because the recordation process has not been completed, MABVAX shall upon instruction from BII, act on BII’s behalf and at BII’s expense.

8.6.7
Covenant Not to Sue. MABVAX hereby agrees that with respect to any Patent or other Intellectual Property that, on the date of Closing, they own or under which they have the right to grant licenses, they will not assert against BII, its Affiliates, Sublicensees or its or their distributors or independent contractors, any claims for infringement of such Patent or Intellectual Property based on the research, development, manufacture, use, sale, offer for sale or license, or import of the Acquired Assets, and/or any BII Product in the Field in the Territory.

8.6.8
Non-Compete. After the Closing Date until the [***] anniversary of the Closing Date, MABVAX undertakes to BII that it shall not, and shall procure that its Affiliates shall not, directly or indirectly conduct any activity involving the research, development, commercialization or other exploitation of a [***] Program and/or any product competing with a BII Product, or fund, authorize or assist any such activity.

8.6.9
Conditional No Challenge. To the extent legally enforceable, MABVAX hereby agrees, so long as a [***] Program Patent is pending or in force, neither to file any Action that challenges the validity, enforceability or patentability of such [***] Program Patent, nor to support any Third Party to file such an Action; provided however, that none of the foregoing shall apply to any Action (including counter-claims) filed by MABVAX in the defense of an Action brought by BII or its licensees against MABVAX alleging patent infringement. MABVAX shall bind any of its assignees to this obligation.

8.7
Additional Records. Within a reasonable time but no later than [***] days after Closing, MABVAX will provide to BII copies of books, records, or other documents, if any, which are not Books and Records, but which are necessary for the operation of the [***] Program. MABVAX may redact from such copies any information that does not relate to the [***] Program and BII will have the right to use such copies only in connection with its operation and ownership of the [***] Program.

8.8
Removal of Assets. All tangible Acquired Assets will be moved by MABVAX within [***] Business Days after Closing from MABVAX’s to BII’s premises, as listed in Sections 8.2.1 and 8.2.2, at MABVAX’s expense.

9.
TREATMENT OF CONFIDENTIAL INFORMATION

9.1
Confidential Information of a Party disclosed by that Party to another Party under this Agreement shall be received and held in confidence by the receiving Party and, except with the consent of the disclosing Party or as otherwise permitted under this Agreement, shall neither be used by the receiving Party nor disclosed by the receiving Party to others. For clarity, the terms and the existence of this Agreement and the Transaction Documents shall be considered Confidential Information of both Parties. MABVAX shall neither use nor disclose to Third Parties any Confidential Information related to the Acquired Assets.

9.2
A receiving Party may disclose and authorize the use of the disclosing Party’s Confidential Information (a) to and by its Affiliates, consultants, advisors, and agents only to the extent necessary to carry out the Party’s rights and responsibilities under this Agreement, (b) in the course of the consummation of the transactions contemplated hereby, or (c) to actual or potential investors, acquirors, licensees or sublicensees, as applicable, provided however, that the receiving Party will ensure that said Affiliates, consultants, advisors, agents, actual or potential investors, acquirors, licensees or sublicensees, as applicable, are bound to such Party by obligations of confidentiality and limited use at least as restrictive as the obligations of such Party under this Agreement.

9.3
The Parties agree to take or cause action to be taken to preserve the confidentiality of Confidential Information received from another Party as it would customarily take to preserve the confidentiality of its own Confidential Information, using in all such circumstances, not less than reasonable care.

9.4
Except as required by law and subject to Sections 8.3 and 9.2 above, neither Party will disclose the terms of this Agreement without the written consent of the other Party.

9.5
In the event disclosure of Confidential Information is required by Applicable Law or rules of a security exchange, then the disclosing Party will provide reasonable advance written notice to the other Party of the timing, nature, and content, of the anticipated disclosure, and shall use its reasonable efforts to assist the disclosing Party in objecting to such request. If the receiving Party is compelled to disclose any of the Confidential Information pursuant to such legal or governmental proceeding or Applicable Law or rules, receiving Party shall use its reasonable efforts to assist disclosing Party in obtaining confidential treatment for such disclosed Confidential Information. Any Confidential Information so disclosed shall still be subject to the terms of this Agreement.

9.6
If this Agreement is, for any reason, terminated prior to Closing, then BII agrees to promptly return to MABVAX, or will promptly destroy, any tangible written, printed, visual or digital media, or any other materials or substances, containing Confidential Information, including all copies and excerpts thereof except for one archival copy, to be retained by BII in a secure manner for archival purposes only. The return of such media or materials shall not affect the obligations of BII as to confidentiality or non-use as set forth herein.

9.7
For the sake of clarity, any and all of MABVAX’s Confidential Information included in the Acquired Assets transferred to BII at Closing, with the exception only of Books and Records which are stored in accordance with Section 8.2.1 above, which constitute Confidential Information of both Parties, will no longer be considered MABVAX’s Confidential Information after Closing, but will thereupon be BII’s Confidential Information that MABVAX will be obligated to protect in accordance with the provisions of this Article 8.

9.8
The Parties undertake to protect Confidential Information (including but not limited to patent-relevant, scientific or technical information) against unauthorized access by Third Parties. If Confidential Information is communicated via internet mail, use of internet mail encryption technology is compulsory (for direct communication between the Parties, BII provides for a suitable technology at http://guides.boehringer-ingelheim.com/. free of charge).

9.9
Survival. This Article 9 shall survive the expiry or termination of this Agreement and shall remain in full force and effect for [***] years after the expiry or termination of this Agreement, except that any the obligations with respect to Confidential Information that is a trade secret under Applicable Law shall continue to survive thereafter.

10.
CONDITIONS TO MABVAX’S OBLIGATION TO CLOSE

All obligations of MABVAX to sell and transfer to BII the Acquired Assets, to grant the rights under Section 3.1, and to perform any other action at the Closing are subject to the fulfilment, prior to or at the Closing, of each of the following conditions, of which Sections 10.2 and 10.3 may be waived by MABVAX, in whole or in part, without notice of such waiver to BII.
10.1
No Injunction/Order. No preliminary or permanent injunction or other order will have been issued that would make unlawful the consummation of the transactions contemplated by this Agreement.

10.2
Performance of BII’s Obligations. BII will have fully performed all commitments required by this Agreement to be performed prior to Closing (except for those which, in the aggregate, will not have a Material Adverse Effect on this Agreement or the consummation of the transactions contemplated hereby).

10.3
BII’s Representations and Warranties True. All representations and warranties of BII contained in this Agreement will be true and correct as of the Closing, except for those which, individually or in the aggregate, will not have a Material Adverse Effect on this Agreement or the consummation of the transactions contemplated hereby.

11.
CONDITIONS TO BII’S OBLIGATION TO CLOSE

All obligations of BII to purchase the Acquired Assets, to assume the Assumed Liabilities, to obtain the rights under Section 3.1, and to perform any other action at the Closing, are subject to the fulfilment, prior to or at the Closing, of each of the following conditions, of which Sections 11.2 and 11.3 may be waived by BII, in whole or in part, without notice of such waiver to MABVAX.

11.1
No Injunction/Order. No preliminary or permanent injunction or other order will have been issued that would make unlawful the consummation of the transactions contemplated by this Agreement.

11.2
Performance of MABVAX’s Obligations. MABVAX will have fully performed all commitments required by this Agreement to be performed prior to Closing (except for those which, in the aggregate, will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby) and will have tendered at the Closing, the documents required in Section 6.1.

11.3
MABVAX’s Representations and Warranties. All representations and warranties of MABVAX contained in this Agreement will be true and correct as of the Closing, except for those which, individually or in the aggregate, will not have a Material Adverse Effect on this Agreement or the consummation of the transactions contemplated hereby.

11.4
[***] Agreement. [***], MABVAX and BII shall have executed the [***] Agreement in the form set forth in Schedule 11.4.

11.5
[***] Agreement. MABVAX will have provided BII with the written confirmation by [***] that the Acquired Assets have been released, all lenders under the [***] Agreement have expressed their consent to the transactions under this Agreement, any of MABVAX’s obligations under the [***] Agreement relating to the [***] Program and/or the Acquired Assets have been fully satisfied, and the Acquired Assets are not and will not be Encumbered by the [***] Agreement.

12.
INDEMNITY AND LIMITATIONS OF LIABILITY

12.1
Survival of Representations and Warranties. The representations and warranties of MABVAX contained in Article 7 of this Agreement and the other Transaction Agreements shall survive the Closing and MABVAX shall remain liable in that regard until the date which is twenty-four (24) months after the Closing with the exception of the representation and warranties contained in Sections 7.1.6, 7.1.7, 7.1.11(a), 7.1.11(b), and 7.1.11(f), which shall survive the termination and expiration of this Agreement. The representations and warranties of BII contained in this Agreement and the other Transaction Agreements shall survive the termination and expiration of this Agreement.

12.2
Indemnification by MABVAX.

12.2.1
Subject to the terms and conditions of this Agreement, MABVAX will defend and hold BII harmless from and against all claims, losses, liabilities, damages, costs, and expenses (including without limitation reasonable fees and expenses of attorneys incurred in investigation or defense of any third party Action) as a result of a Third Party claim arising out of or related to an Excluded Liability or material breach of an obligation, representation and warranty or covenant of MABVAX in this Agreement.

12.2.2
Promptly, but no later than [***] days, after receipt by BII of notice of any third party Action in respect of which indemnity may be sought against MABVAX hereunder (for purposes of this

Section 12.2.2, a “BII’s Assertion”), BII will notify MABVAX in writing of the BII’s Assertion, but the failure to so notify MABVAX will not relieve MABVAX of any liability they may have to BII, except to the extent MABVAX have suffered actual prejudice thereby. MABVAX will be entitled to participate in and, to the extent MABVAX elects by written notice to BII within [***] days after receipt by MABVAX of notice of such BII’s Assertion, to assume the defense of such BII’s Assertion, at MABVAX’s own expense, with counsel chosen by it which will be reasonably satisfactory to BII. With respect to any such BII’s Assertion, BII will promptly provide MABVAX with: (i) notice and copies of any documents served upon BII; and (ii) all reasonable cooperation which MABVAX deem necessary to defend such BII’s Assertion, including without limitation, providing MABVAX and their outside attorneys access to any potentially relevant documents, information, or individuals within the control of BII, other than any privileged documents. If business information of BII other than that pertaining to the [***] Program is contained in such documents or information, MABVAX and BII will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that MABVAX may have elected by written notice to assume the defense of any BII’s Assertion, BII will have the right to participate in the investigation and defense thereof, with separate counsel chosen by BII, but in such event the fees and expenses of BII (above those which would otherwise have been incurred) and such separate counsel will be paid by BII.

12.2.3
Notwithstanding anything in this Section 12.2 to the contrary:

()
MABVAX will have no obligation with respect to any BII’s Assertion if, in connection therewith, BII, without the written consent of MABVAX, settles or compromises any Action or consents to the entry of any judgment; and

(a)
MABVAX will not, without the written consent of BII with respect to any BII’s Assertion:

()
Settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to BII of a duly executed written release of BII from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for BII; and

(i)
Settle or compromise any Action in any manner that, in the reasonable judgment of BII or its counsel, will materially adversely affect BII other than as a result of money damages or other money payments.

(b)
Upon the payment of any settlement or judgment pursuant to this Section 12.2, with respect to any BII’s Assertion, MABVAX will be subrogated to all rights and remedies of BII, against any Third Party in respect of such BII’s Assertion, to the extent of the amount so paid by MABVAX.

(c)
The indemnity provided for in this Section 12.2 will be BII’s exclusive source of recovery against MABVAX with respect to matters covered by this Section 12.2.

12.3
Indemnification by BII.

12.3.1
Subject to the terms and conditions of this Agreement, BII will defend and hold MABVAX harmless from and against all claims, losses, liabilities, damages, costs, and expenses (including without limitation reasonable fees and expenses of attorneys incurred in investigation or defense of any third party Action) as a result of a Third Party claim arising out of the Assumed Liabilities, and/or a material breach of an obligation, representation and warranty or covenant of BII in this Agreement.

12.3.2
Promptly, but no later than [***] days, after receipt by MABVAX of notice of any third party Action in respect of which indemnity may be sought against BII hereunder (for purposes of this Section 12.3, a “MABVAX’s Assertion”), MABVAX will notify BII in writing of the MABVAX’s Assertion, but the failure to so notify BII will not relieve BII of any liability they may have to MABVAX, except to the extent BII has suffered actual prejudice thereby. BII will be entitled to participate in and, to the extent BII elects by written notice to MABVAX within [***] days after receipt by BII of notice of such MABVAX’s Assertion, to assume the defense of such MABVAX’s Assertion, at BII’s own expense, with counsel chosen by it which will be reasonably satisfactory to MABVAX. With respect to any such MABVAX’s Assertion, MABVAX will promptly provide BII with: (a) notice and copies of any documents served upon MABVAX; and (b) all reasonable cooperation which BII deems necessary to defend such MABVAX’s Assertion, including without limitation, providing BII and their outside attorneys access to any potentially relevant documents, information, or individuals within the control of MABVAX, other than any privileged documents. If business information of MABVAX other than that pertaining to the [***] Program is contained in such documents or information, MABVAX and BII will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that BII may have elected by written notice to assume the defense of any MABVAX’s Assertion, MABVAX will have the right to participate in the investigation and defense thereof, with separate counsel chosen by MABVAX, but in such event the fees and expenses of MABVAX (above those which would otherwise have been incurred) and such separate counsel will be paid by MABVAX.

12.3.3
Notwithstanding anything in this Section 12.3 to the contrary:

()
BII will have no obligation with respect to any MABVAX’s Assertion if, in connection therewith, MABVAX, without the written consent of BII, settles or compromises any Action or consents to the entry of any judgment; and

(a)
BII will not, without the written consent of MABVAX with respect to any MABVAX’s Assertion:

()
Settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to MABVAX of a duly executed written release of MABVAX from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for MABVAX; and

(i)
Settle or compromise any Action in any manner that, in the reasonable judgment of MABVAX or their counsel, will materially adversely affect MABVAX other than as a result of money damages or other money payments.

(b)
Upon the payment of any settlement or judgment pursuant to this Section12.3 , with respect to any MABVAX’s Assertion, BII will be subrogated to all rights and remedies of MABVAX, against any third party in respect of such MABVAX’s Assertion, to the extent of the amount so paid by BII.

(c)
The indemnity provided for in this Section 12.3 will be MABVAX’s exclusive source of recovery against BII with respect to matters covered by this Section 12.3.

12.4
Indemnification Limitations. The total aggregate amount in respect of which the Parties shall be liable for indemnification under any provision of Section 12.2 or 12.3 respectively shall not exceed, in the aggregate three (3) times the amount actually received by MabVax Therapeutics Holdings Inc. from BII under this Agreement except for liabilities arising from or related to acts or omissions of gross negligence or wilful misconduct by a Party.

12.5
Damage Limitations. In the event any Claim or Action hereunder results in a Tax benefit or is an insured loss to the indemnified Party, the indemnifying Party will be entitled to take a credit against any liability thereunder in the amount by which any Taxes of the indemnified Party will be reduced by reason of any deduction or adjustment allowed the indemnified Party for any payment, settlement, satisfaction of such claim, as well as in the amount of and to the extent of any insurance proceeds to which the indemnified Party is entitled. For purposes hereof, it will be presumed that the maximum possible Tax benefit is derived in the shortest time period possible.

13.
DISPUTE RESOLUTION

13.1
Any Claim arising out of or related to this Agreement, and/or the Transaction Documents, including without limitation, any Claim for indemnification pursuant to Article 12 hereof will be resolved pursuant to the procedures set forth in this Article 13.

13.2
Should any Claim arise, MABVAX and BII will first attempt to resolve such Claim amicably by entering into good faith negotiations by or among their appropriate employees or officers. Such negotiations will commence as soon as practicable after MABVAX and BII have each received written notice of such Claim, but no later than [***] Business Days after such receipt, and will terminate [***] days after such commencement.

13.3
Any Claim which is not resolved by the procedure set forth in Section 13.2 herein, will be referred to the Executive Official (or their successor or designee) of MABVAX and BII. Such negotiations will commence as soon as practicable after termination of the negotiations described in Section 13.2, but not later than [***] Business Days after any Party provides written notice to the others that such Claim is not resolved and that they wish to invoke the procedures set forth in this Section 13.3, and such negotiations will terminate [***] days after commenced.

13.4
Any Claim which has not been resolved by the procedures set forth in Sections 13.3 shall be finally resolved by binding arbitration in accordance with the ICC arbitration rules by three (3) arbitrators. No arbitrator shall be an employee, director or shareholder of either Party or any of their Affiliates but each shall have substantial experience in commercial disputes in the pharmaceutical industry. The chairperson shall be a lawyer and not be a national of the country of one of the Parties. Each Party shall name one arbitrator, and such named arbitrators shall select the third arbitrator. Place of such arbitration shall be [***]. The language of the arbitration proceeding shall be English. The Parties acknowledge that they desire for any arbitration to be conducted in an efficient, speedy and economical manner.

13.5
The award for arbitration shall be final and binding and may be enforced in any court of competent jurisdiction against either Party. Notwithstanding the foregoing, the Parties shall each be entitled either prior to or during arbitration to seek and obtain injunctive or other equitable relief in any court of competent jurisdiction to preserve the status quo pending arbitration or to prevent the breach of this Agreement.

13.6
Except to the extent necessary to confirm or obtain judgment on an award or decision or as may be required by Applicable Law, neither Party may, and the Parties shall instruct the arbitrators not to, disclose the existence, content, or results of a dispute without the prior written consent of the other Party.

14.
TERM, EXPIRATION, AND TERMINATION

14.1
Term. This Agreement shall become effective as of the Effective Date and shall remain in full force and effect unless terminated earlier in accordance with this Article 14.

14.2
Termination prior to Closing.

14.2.1
Termination for Breach. Either Party shall be entitled to terminate this Agreement at any time prior to Closing upon written notice if the other Party is in material breach of its obligations under this Agreement.

14.2.2
Termination for Delay in Closing. This Agreement may be terminated at any time by either Party, if the Closing has not occurred within [***] days after the Effective Date. In case either Party seeks to terminate this Agreement pursuant to this Section 14.2.2, such Party shall provide [***] days written notice to the other Party, such notice not to be dated prior to the [***] day after the Effective Date.

14.2.3
Termination in view of Governmental Ruling. This Agreement may be terminated at any time prior to Closing by any Party not in default, if any Governmental Entity has issued a final, non-appealable order, decree, or ruling permanently enjoining or prohibiting the consummation of the transactions contemplated by this Agreement. A Party seeking to terminate this Agreement pursuant to this Section 14.2.3 shall provide [***] Business Days written notice to the other Party which shall include a copy of the writing evidencing such order, decree or ruling.

14.3
Termination after Closing.

14.3.1
Termination by BII for Discontinuation. BII shall have the right, at any time, to terminate this Agreement if BII, or its Affiliates decide, at their sole discretion, to discontinue BII’s or its Affiliates’ activities with regard to the [***] Program, including without limitation the discontinuation of research, development or commercialization of the Acquired Assets and/or BII Products, upon [***] days prior written notice to MABVAX.

14.3.2
Termination for Breach of Covenants. BII shall be entitled to terminate this Agreement at any time, if MABVAX does not fulfill its contractual obligations under Article 8 after Closing, and provided MABVAX does not cure such non-fulfillment of its contractual obligations within [***] Business Days after receipt of written notice from BII regarding such nonfulfillment. However, such cure is not possible in case of MABVAX’s non fulfillment of the contractual obligations has caused an impairment of the Acquired Assets as solely determined by BII.

14.3.3
Termination for Breach of Representations and Warranties. Subject to Section 12.1, BII shall be entitled to terminate the Agreement, if MABVAX is in breach of any of the representations and warranties given in Section 7.1, in case of Section 7.1.12 and 7.1.13 only if such breach would have a Material Adverse Effect, and provided MABVAX does not cure the alleged breach of such warranty within [***] Business Days after receipt of written notice from BII regarding such breach of warranty. However, such cure is not possible in case of MABVAX’s breach of warranty has caused an impairment of the Acquired Assets as solely determined by BII.

14.3.4
Termination for Breach at any Time. This Agreement may be terminated at any time after Closing by any Party, if the other Party (the “Defaulting Party”) is in default of any of its material obligations under this Agreement, including without limitation a breach of the confidentiality and non-use obligations set forth under Article 9 of this Agreement (“Default”) which Default remains uncured for [***] days, each measured from the date written notice of such Default is provided to the Defaulting Party. The Party terminating the Agreement based on this Section 14.3.4 (the “Non-Defaulting Party”) shall provide written notice to the Defaulting Party, which notice shall identify the Default, the intent to so terminate and the actions or conduct that it considers would be an acceptable cure of such Default. In case the Defaulting Party disputes the Default under this Section 14.3.4, then the issue of whether the Non-Defaulting Party may properly terminate this Agreement on expiration of the applicable cure period shall be resolved in accordance with Article 13 of this Agreement. If, as a result of such dispute resolution process, it is determined that the alleged Defaulting Party committed a Default and that the Default has not been cured prior to such determination, then the Agreement, subject to the limitation in this Section 14.3.4, shall be terminated effective as of the determination unless the arbitration tribunal as set forth in Article 13 of this Agreement determines that the Default is of a nature that can be cured within [***] days after the date of such judgment and indicates what minimal actions need to be completed with such time period (the “Additional Cure Period”) to cure the Default. In this latter case, the termination shall be effective as of the expiration of the Additional Cure Period unless the Defaulting Party completes the required actions on or prior to such date. If the Parties dispute whether such Default was so cured, either Party alone may request the same court to determine whether it was so cured, and the Parties shall cooperate to allow such determination to be made within [***] Business Days after such request by either Party. The dispute resolution proceeding contemplated above in this Section 14.3.4 does not suspend any obligations of either Party hereunder, and each Party shall use reasonable efforts to mitigate any damages resulting from a Default. If as a result of such dispute resolution proceeding it is determined that the alleged Defaulting Party did not commit the alleged Default (or such Default was cured in accordance with this Section 14.3.4 prior to or during the Additional Cure Period), then no termination shall be effective, and this Agreement shall continue in full force and effect.

Notwithstanding the foregoing, MABVAX shall not have the right to terminate this Agreement for BII’s Default following [***], provided that BII pays MABVAX the amount of such damages that have been awarded by a dispute resolution proceeding pursuant to Article 13 and without prejudice to any other remedies MABVAX may have under Applicable Law.

14.4
Effects of Termination.

14.4.1
Effects of Termination by MABVAX for Cause or by BII for Discontinuation. In the event of termination of this Agreement by (i) MABVAX pursuant to Section 14.3.4, or (ii) BII pursuant to Section 14.3.1, in each case (i) and (ii):

(a)
This Agreement shall become void and have no effect, and no Party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees;

(b)
All licenses granted by a Party to the other Party under this Agreement shall immediately terminate;

(c)
BII shall return the original Acquired Assets to MABVAX as transferred under this Agreement. [***]

(d)
Upon either Party’s request the other Party shall promptly (i) return to the requesting Party any and all Confidential Information of such requesting Party; or (ii) destroy such Confidential Information of such requesting Party and certify the destruction to such requesting Party within [***] calendar days upon such requesting Party’s request according to this Section (d), save that each Party may retain one copy of the other Party’s Confidential Information for the sole purpose of monitoring its legal compliance with this Agreement, provided that the obligations of confidentiality and non-use under Article 9 shall continue to apply to such copies.

14.4.2
Termination of this Agreement by BII for Cause. In the event of termination of this Agreement by BII pursuant to Sections 14.3.2– 14.3.4, in addition to any other remedies available to BII at law or in equity, BII may in its discretion

(i) Terminate the Agreement in which case the following effects shall apply:

(a)
This Agreement shall become void and have no effect, and no Party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees;

(b)
All licenses granted by a Party to the other Party under this Agreement shall immediately terminate;

(c)
BII shall return the original Acquired Assets to MABVAX as transferred under this Agreement. [***]

(d)
MABVAX will refund to BII the Upfront Purchase Price previously paid by BII to MABVAX under Section 5.1, solely in the event that BII terminates this Agreement pursuant to Section 14.3.2– 14.3.4, (i) for MABVAX’s breach of its obligation to transfer to BII the [***] Program Inventory pursuant to Section 8.2.2. and this breach is not cured within [***] Business Days after the Effective Date, or (ii) for MABVAX’s failure to sell, convey, transfer, assign and deliver to BII MABVAX’s entire right, title and interest in, to and under the Acquired Assets free and clear of Encumbrances; and

(e)
Upon either Party’s request the other Party shall promptly (i) return to the requesting Party any and all Confidential Information of such requesting Party; or (ii) destroy such Confidential Information of such requesting Party and certify the destruction to such requesting Party within [***] calendar days upon such requesting Party’s request according to this Section 14.4.1(d), save that each Party may retain one copy of the other Party’s Confidential Information for the sole purpose of monitoring its legal compliance with this Agreement, provided that the obligations of confidentiality and non-use under Article 9 shall continue to apply to such copies.

, or

(ii) apply as an alternative remedy to the termination right pursuant to Section 14.4.2(i) and without consideration (except as otherwise stated below) in lieu of termination of this Agreement:

(a)
BII may retain all of its licenses and other rights granted under this Agreement, subject to all of its payment and other obligations; except that the applicable Milestone Payments and the applicable Earn-Out Payment rate payable thereafter under this Agreement shall be reduced by [***] percent [***] and

(b)
Any BII Confidential Information provided to MABVAX pursuant to this Agreement will be promptly returned to BII or destroyed, as requested by BII.

For the avoidance of doubt, except as set forth in this Section 14.4.2, in the event BII exercises the alternative remedy set forth below in this Section 14.4.2(ii), all rights and obligations of BII under this Agreement shall continue unaffected upon Default by MABVAX, unless this Agreement is subsequently terminated by either Party pursuant to another termination right under this Article 14, as applicable, after BII exercises its rights pursuant to this Section 14.4.2(ii).

14.4.3
Rights Accruing Prior to Expiration or Termination. Termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination. Any termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement or otherwise under Applicable Law prior to termination, including the obligation to pay for any amounts that accrued prior to the effective date of such termination. The damages recoverable by the Non-Defaulting Party shall include all attorneys’ fees reasonably incurred by such party.

15.
MISCELLANEOUS

15.1
Applicability. The obligations and restrictions contained in the provisions of this Agreement shall apply to any and all consultants, subcontractors, agents, independent contractors, or other individuals employed by a Party to achieve performance under this Agreement.

15.2
Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred, in whole or in part, by any Party without the prior express written consent of the other Party, such consent not to be unreasonably withheld or delayed; provided, however, that a Party may, without the written consent of the others, assign this Agreement and its rights and obligations hereunder (a) to an Affiliate provided that the assigning Party shall remain liable for the performance of such Affiliate, or (b) in connection with a merger or sale of all or substantially all of the assets of the assigning Party to which the subject matter of this Agreement relates, provided that the assignee assumes all of the assigning Party’s obligations under this Agreement. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties.

15.3
Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.4
Covenants and Agreements. All covenants and agreements of the Parties are subject to all applicable statutes of limitation, statutes of repose, and other similar defenses provided by law or equity.

15.5
Entire Agreement. This is the entire Agreement, including all exhibits and schedules hereto, between the Parties with respect to the subject matter hereof and supersedes all prior representations, understanding and agreements between the Parties with respect to the subject matter hereof. This Agreement supersedes the Mutual Confidential Disclosure Agreement between the Parties dated as of February 23, 2018 (the “CDA”). All confidential information exchanged between the Parties under the CDA shall be deemed Confidential Information and shall be subject to the terms of Article 9. No amendments, modifications, or supplements of this Agreement or any of the other Transaction Documents shall be valid or effective unless in writing and executed by duly authorized representatives of the Parties thereto.

15.6
Schedules; Exhibits. All Schedules and Exhibits referred to in this Agreement are hereby incorporated herein and made a part of this Agreement. The fact that any document, asset, item, action, entity, event, condition, claim, agreement, or other matter (collectively “Matters”) is set forth or described or referred to in any one or more Schedule or Exhibit will not be construed as a representation, warranty, acknowledgement, or admission by any Party or as evidence that such Matter is, or may at any time be, or have been, material or in any way significant to the transactions contemplated by this Agreement.

15.7
Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, nor shall be deemed in breach of its obligations to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, flood, embargo, war, acts of war (whether war is declared or not), acts of terrorism, insurrection, riot, civil commotion, acts of God, or intervening acts, omissions or delays perpetrated by governmental authority; provided however, that the Party failing or delayed shall use all reasonable efforts to avoid or remove such causes of failure or delay, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Either Party shall promptly provide the other Party with written notice of any failure or delay to perform believed to be attributable to force majeure.

15.8
Survival. Expiration or termination of this Agreement for any reason shall not relieve a Party from obligations and duties which (i) by their nature extend beyond the expiration or termination of this Agreement and (ii) that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, the following provisions shall expressly survive any such expiration or termination: Articles [***] and Sections [***]

15.9
Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

15.10
Governing Law. This Agreement shall be construed, interpreted and applied in accordance with the laws of the State New York, excluding its choice of law and conflict of law provisions.

15.11
Language. This Agreement has been prepared in the language of English and such language shall control its interpretation.

15.12
Notice. Any notices, requests, consent, and Invoices given under this Agreement shall be in writing and shall be deemed given (i) upon the date of personal delivery or by facsimile transmission (receipt verified), provided that such date is a Business Day and if confirmed by delivery of the hardcopy original by overnight courier or registered mail; or (ii) [***] Business Day after dispatch by overnight courier; or (iii) [***] Business Days after dispatch of registered or certified mail (return receipt requested), postage prepaid, in each of subsection (i), (ii) or (iii), above, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

If to MABVAX:

11535 Sorrento Valley Road Suite 400

San Diego, California 92121
USA
[***]

With a copy to:

[***]

If to BI:

Boehringer Ingelheim International GmbH
[***]
Fax: [***]

With a copy to:

[***]

15.13
Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties. Except as expressly provided in this Agreement, neither Party shall be deemed as authorized or empowered to act on behalf of the other Party, nor to bind or commit the other Party in any manner whatsoever, including but not limited to incurring expenses, liabilities or obligations.

15.14
Severability. If any provision of this Agreement is or becomes invalid, is declared illegal by a court of competent jurisdiction or is deemed unenforceable under then Applicable Law during the Term, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby, provided that a Party’s rights under this Agreement are not materially affected negatively. The Parties agree to renegotiate any such provision or the application thereof in good faith in order to provide a reasonably acceptable alternative to the provision or application thereof that is invalid, illegal, or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

15.15
Time for Taking Action. Whenever periods of time are referred to in this Agreement in days, calendar days are intended unless stated otherwise. When the day or last day for taking any action is not indicated by a specific date, but is instead stated as, e.g. “[***] days after…”, and the day or last day falls on a day other than a Business Day, then the action may be timely taken on the next Business Day without prejudice to the Party taking action.

15.16
Use of Name. Neither Party shall employ or use the name, trademarks and logo of the other Party in any promotional materials or advertising without obtaining the prior, express written consent of the other Party.

15.17
Waiver. The terms and conditions of the Transaction Documents may be waived only by a written instrument executed by duly authorized representatives of the Party waiving compliance. The failure of either Party at any time to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or as a waiver of another condition or term.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, THE PARTIES CAUSE THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES:

MabVax Therapeutics Holdings, Inc.:	MabVax Therapeutics, Inc.:

By:__________________________________________	By: _________________________________________

Name: _______________________________________	Name: ______________________________________

Title: ________________________________________	Title: ________________________________________

Date: ________________________________________	Date: ________________________________________

Boehringer Ingelheim International GmbH:	Boehringer Ingelheim International GmbH:

ppa By:__________________________________________	ppa By: _________________________________________

Name: [***]	Name: [***]
(Authorized Signatory)
Title: (Authorized Signatory)

Date: July 04, 2018	Date: July 04, 2018

Exhibits
Exhibit A:
Form of Assignment and Assumption Agreement
Exhibit B:
Form of Bill of Sale
Exhibit C:
[***] Program Patent Assignment
Exhibit D:
Press Release

Schedules:

Schedule 1.1.26:
Executive Officials
Schedule 1.1.37:
Invoice Requirements
Schedule 1.1.63:
[***] Program Patents
Schedule 7.1.2:
Finder’s Fee

Exhibit A

Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment Agreement”) is made as of July 5, 2018, by and between MabVax Therapeutics Holdings, Inc., a corporation organized and existing under the laws of Delaware, USA, having its principal place of business at 11535 Sorrento Valley Road, Suite 400, San Diego, California 92121, MabVax Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, USA, having its principal place of business at 11535 Sorrento Valley Road, Suite 400, San Diego, California 92121, (MabVax Therapeutics Holdings, Inc., and MabVax Therapeutics, Inc. collectively referred to as “Seller”) and Boehringer Ingelheim International GmbH, having a principal place of business at Binger Strasse 173, 55216 Ingelheim, Germany, (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Asset Purchase and License Agreement, dated as of July 4, 2018 (the “Asset Purchase and License Agreement”); and

WHEREAS, pursuant to the Asset Purchase and License Agreement, Seller has agreed to sell, convey, transfer, assign and deliver to Buyer all of Seller’s right, title and interest in, to and under the Acquired Assets, and Buyer has agreed to assume, timely perform and discharge in accordance with their respective terms, the Assumed Liabilities.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed that:

1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Assignment Agreement shall have the meanings set forth in the Asset Purchase and License Agreement.

2. Assignment of Acquired Assets. Effective as of the Closing Date, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer all of Seller’s right, title and interest in, to and under the Acquired Assets free and clear of Encumbrances, and Buyer hereby accepts such sale, conveyance, transfer, assignment and delivery from Seller; provided, however, that the tangible Acquired Assets are being specifically assigned and transferred pursuant to the Bill of Sale and any other Acquired Assets that are specifically assigned or transferred pursuant to any other Transaction Document are being specifically assigned and transferred pursuant to such other Transaction Documents and, in each case, shall not be assigned or transferred pursuant to this Section 2.

3. Assumption of Assumed Liabilities. Effective as of the Closing Date, Buyer hereby assumes, accepts and agrees to timely perform and discharge in accordance with their respective terms any and all of the Assumed Liabilities; provided, however, that any Assumed Liabilities that are specifically assumed by Buyer pursuant to any other Transaction Document shall not be assumed pursuant to this Section 3.

4. Subject to the Asset Purchase and License Agreement. This Assignment Agreement is subject in all respects to the terms and conditions of the Asset Purchase and License Agreement, and all of the representations, warranties, covenants and agreements of the Seller and Buyer contained therein, all of which shall survive the execution and delivery of this Assignment Agreement in accordance with the terms of the Asset Purchase and License Agreement. Nothing in this Assignment Agreement shall supersede, amend, alter or modify (nor shall it be deemed or construed to supersede, amend, alter or modify) any of the terms or conditions of the Asset Purchase and License Agreement in any manner whatsoever. In the event of any conflict between the provisions of this Assignment Agreement and the provisions of the Asset Purchase and License Agreement, the provisions of the Asset Purchase and License Agreement shall control and prevail.

5. Representations and Warranties. Except as set forth in the Asset Purchase and License Agreement, the Seller makes no representations or warranties, express or implied, with respect to the Acquired Assets or the Assumed Liabilities, and the Seller expressly disclaims any implied warranties.

6. Successors and Assigns. Except as otherwise set forth in Section 15.2 of the Asset Purchase and License Agreement, no assignment of this Assignment Agreement or of any rights or obligations hereunder may be made by Seller or Buyer, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be null and void and without any legal effect This Assignment Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

7. Counterparts. This Assignment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Amendments; Waiver. This Assignment Agreement may be amended, supplemented or modified in whole or in part if, but only if, such amendment, supplement or modification is in writing and is signed by each party and specific reference to this Assignment Agreement is made. Any provision of this Assignment Agreement may be waived if, but only if, such waiver is in writing and is signed by the party or parties against whom enforcement of any such waiver is sought and specific reference to this Assignment Agreement is made. The waiver by any party hereto of a breach of any provision of this Assignment Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9. Severability. If any provision of this Assignment Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Assignment Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Applicable Laws governing this Assignment Agreement, they shall take any actions necessary to render the remaining provisions of this Assignment Agreement valid and enforceable to the fullest extent permitted by Applicable Law and, to the extent necessary, shall amend or otherwise modify this Assignment Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties to the greatest extent legally permissible.

10. Governing Law; Jurisdiction. This Agreement shall be construed, interpreted and applied in accordance with the laws of the State New York, excluding its choice of law and conflict of law provisions.

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Seller:
MabVax Therapeutics Holdings, Inc.
By:
Name:
Title:
Date:
MabVax Therapeutics, Inc.
By:
Name:
Title:
Date:

Buyer:
Boehringer Ingelheim International GmbH ppa.
By:
Name:
Title:	(Authorized Signatory)
Date:

Boehringer Ingelheim International GmbH ppa.
By:
Name:
Title:	(Authorized Signatory)
Date:

[Signature Page Exhibit A to Asset Purchase and License Agreement between MabVax Therapeutics Holdings Inc., MabVax Therapeutics Inc., and Boehringer Ingelheim International GmbH, dated July 4, 2018]

Exhibit B

Bill of Sale

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made as of July 5, 2018, by and between MabVax Therapeutics Holdings, Inc., a corporation organized and existing under the laws of Delaware, USA, having its principal place of business at 11535 Sorrento Valley Road, Suite 400, San Diego, California 92121, MabVax Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, USA, having its principal place of business at 11535 Sorrento Valley Road, Suite 400, San Diego, California 92121, (MabVax Therapeutics Holdings, Inc., and MabVax Therapeutics, Inc. collectively referred to as “Seller”) and Boehringer Ingelheim International GmbH, having a principal place of business at Binger Strasse 173, 55216 Ingelheim, Germany, (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Asset Purchase and License Agreement, dated as of July 4, 2018 (the “Asset Purchase and License Agreement”); and

WHEREAS, pursuant to the Asset Purchase and License Agreement, Seller has agreed to sell, convey, transfer, assign and deliver to Buyer all of the Acquired Assets, and Buyer has agreed to purchase the Acquired Assets from Seller.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed that:

1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Bill of Sale shall have the meanings set forth in the Asset Purchase and License Agreement.

2. Transfer of Assets. Effective as of the Closing Date, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer all of Seller’s right, title and interest in, to and under the tangible Acquired Assets free and clear of Encumbrances, and Buyer hereby purchases such tangible Acquired Assets and accepts such conveyance, transfer, assignment and delivery; provided, however, that any Acquired Assets that are specifically assigned or transferred pursuant to any other Transaction Document shall not be assigned or transferred pursuant to this Section 2.

3. Subject to the Asset Purchase and License Agreement. This Bill of Sale is subject in all respects to the terms and conditions of the Asset Purchase and License Agreement, and all of the representations, warranties, covenants and agreements of the Seller and Buyer contained therein, all of which shall survive the execution and delivery of this Bill of Sale in accordance with the terms of the Asset Purchase and License Agreement. The Acquired Assets are being delivered for good and valuable consideration, pursuant to the terms and conditions contained in the Asset Purchase and License Agreement. Nothing contained herein shall supersede, amend, alter or modify (nor shall it be deemed or construed to supersede, amend, alter or modify) any of the terms or conditions of the Asset Purchase and License Agreement in any manner whatsoever. In the event of any conflict between the provisions of this Bill of Sale and the provisions of the Asset Purchase and License Agreement, the provisions of the Asset Purchase and License Agreement shall control and prevail.

4. Representations and Warranties. Except as set forth in the Asset Purchase and License Agreement, Seller makes no representations or warranties, express or implied, with respect to the Acquired Assets, and Seller expressly disclaims any implied warranties.

5. Successors and Assigns. Except as otherwise set forth in Section 15.2 of the Asset Purchase and License Agreement, no assignment of this Bill of Sale or of any rights or obligations hereunder may be made by Seller or Buyer, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be null and void and without any legal effect This Bill of Sale shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

6. Counterparts. This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Amendments; Waiver. This Bill of Sale may be amended, supplemented or modified in whole or in part if, but only if, such amendment, supplement or modification is in writing and is signed by each party and specific reference to this Bill of Sale is made. Any provision of this Bill of Sale may be waived if, but only if, such waiver is in writing and is signed by the party or parties against whom enforcement of any such waiver is sought and specific reference to this Bill of Sale is made. The waiver by any party hereto of a breach of any provision of this Bill of Sale shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8. Severability. If any provision of this Bill of Sale is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Bill of Sale shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Applicable Laws governing this Bill of Sale, they shall take any actions necessary to render the remaining provisions of this Bill of Sale valid and enforceable to the fullest extent permitted by Applicable Law and, to the extent necessary, shall amend or otherwise modify this Bill of Sale to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties to the greatest extent legally permissible.

9. Governing Law; Jurisdiction. This Agreement shall be construed, interpreted and applied in accordance with the laws of the State New York, excluding its choice of law and conflict of law provisions.

SIGNATURE PAGES FOLLOW

  STRICTLY CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed by their respective officers thereunto duly authorized as of the date first above written.

Seller:
MabVax Therapeutics Holdings, Inc.
By:
Name:
Title:
Date:
MabVax Therapeutics, Inc.
By:
Name:
Title:
Date:

    STRICTLY CONFIDENTIAL

Buyer:
Boehringer Ingelheim International GmbH ppa.
By:
Name:
Title:	(Authorized Signatory)
Date:

Boehringer Ingelheim International GmbH ppa.
By:
Name:
Title:	(Authorized Signatory)
Date:

[Signature Page Exhibit B to Asset Purchase and License Agreement between MabVax Therapeutics Holdings Inc., MabVax Therapeutics Inc., and Boehringer Ingelheim International GmbH, dated July 4, 2018]

STRICTLY CONFIDENTIAL
Exhibit C

[***] Program Patent Assignment

Pursuant to the Asset Purchase and License Agreement by and between Boehringer Ingelheim International GmbH, Binger Strasse 173, 55216 Ingelheim, Germany (“BII”), MabVax Therapeutics Holdings, Inc., a corporation organized and existing under the laws of Delaware, USA, having its principal place of business at 11535 Sorrento Valley Road, Suite 400, San Diego, California 92121, MabVax Therapeutics Inc., a corporation organized and existing under the laws of Delaware, USA, having its principal place of business at 11535 Sorrento Valley Road, Suite 400, San Diego, California 92121 (MabVax Therapeutics Holdings, Inc. and MabVax Therapeutics Inc. collectively referred to as “MABVAX”), and regarding MABVAX´s assets relating to the [***] Program, effective July 4, 2018 (the “Agreement”), for good and valuable consideration to them paid by BII, invoiced as of this Closing Date, MABVAX hereby assigns as of the Closing Date to BII the full and entire property, right and title in the [***] Program Patents listed in Schedule 1.1.63 of the Agreement free and clear of Encumbrances, a copy of which is attached hereto for reference, so that BII may enjoy the full benefits and all the rights resulting therefrom without restriction.

Subject to the Agreement, MABVAX hereby authorizes BII to take any and all actions in connection with the Patents, in BII´s own name and at BII´s sole expense.

MABVAX Therapeutics Holdings, Inc.

By:
_____________________________

Name:
_____________________________

Title:
_____________________________

Date:
_____________________________

MABVAX Therapeutics, Inc.

By:
_____________________________

Name:
_____________________________

Title:
_____________________________

Date:
_____________________________

Boehringer Ingelheim International GmbH

ppa.

By:
_____________________________

Name:

Title:
(Authorized Signatory)

Date:

Boehringer Ingelheim International GmbH

ppa.

By:
_____________________________

Name:

Title:
(Authorized Signatory)

Date:

[Signature Page Exhibit C to Asset Purchase and License Agreement between MabVax Therapeutics Holdings Inc., MabVax Therapeutics Inc., and Boehringer Ingelheim International GmbH, dated July 4, 2018]

Exhibit D

Press Release

MabVax Therapeutics and Boehringer Ingelheim Sign Asset Purchase and License Agreement and Related Agreements for an Antibody Development Program Targeting Multiple Solid Tumor Cancers

SAN DIEGO, CA – July 9, 2018 – MabVax Therapeutics Holdings, Inc. (Nasdaq: MBVX), a clinical-stage oncology drug development company and Boehringer Ingelheim today announced they have signed an asset acquisition and related agreements centered on MabVax’s program targeting a glycan commonly overexpressed on multiple solid tumor cancers. Boehringer Ingelheim has acquired all rights in and to the program.

MabVax will receive a total of US $11 million in upfront and near term milestones as well as downstream regulatory milestone payments plus further earn-out payments. The asset acquisition is separate and distinct from other programs under development at MabVax, enabling MabVax to retain all rights to its lead HuMab-5B1antibody program which is in Phase 1 clinical trials as a therapeutic product and as a diagnostic product, as well as other antibody discovery programs from the Company’s rich antibody discovery portfolio targeting other cancer antigens.

MabVax discovered the antibody series at the center of this transaction from biological samples, originally from patients who were vaccinated against their solid tumors with a glycan antigen-containing vaccine. The discovery of fully human antibodies directly from vaccinated cancer patients has potential advantages which include greater specificity and reduced toxicities. MabVax completed and has reported on early preclinical development activities to establish the utility of the program.

“We are very pleased to have Boehringer Ingelheim as a major industry partner to further develop one of our preclinical antibody assets based on our proprietary HuMab technology,” said David Hansen, President and CEO of MabVax Therapeutics. “This agreement with Boehringer Ingelheim recognizes the value of our innovative approach to discovering novel antibodies to diagnose and treat cancer. We have been committed since the founding of the Company to discovering and developing unique fully human antibodies to diagnose and treat patients with cancers where there remain significant unmet medical needs.”

About MabVax:

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. Our antibody MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9, and is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including small cell lung and GI cancers. CA19-9 plays an important role in tumor adhesion and metastasis, and is a marker of an aggressive cancer phenotype. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer. With our collaborators including Memorial Sloan Kettering Cancer Center, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated over 56 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety and specificity for the target. Patient dosing is continuing in Phase 1 clinical studies of MVT-5873 in combination with nab-paclitaxel and gemcitabine to patients newly diagnosed with CA19-9 positive pancreatic cancer, and for the Company's radioimmunotherapy product MVT-1075. Other discovery programs at MabVax are in preclinical development. For additional information, please visit the Company's website, www.mabvax.com.

Forward Looking Statements

This press release contains “forward-looking statements” regarding matters that are not historical facts, including statements relating to the asset acquisition and related agreements centered on the undisclosed program, and what programs remain at MabVax that continue to be under development in the Company’s development pipeline. We have no assurance that all of the product development pipeline will be fully developed by the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the fiscal year ended December 31, 2017, as amended and supplemented from time to time and the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Investor Contact:
Email: MabVaxIR@mabvax.com

Media Contact:
Russo Partners LLC
Phone: 212-845-4272
Email: travis.kruse@russopartnersllc.com

Schedule 1.1.26

Executive Official

1.
For MABVAX: [***]

2.
For BII: [***]

Schedule 1.1.37
Invoice Requirements

Invoices to be sent to:

Boehringer Ingelheim International GmbH
[***]

The invoice must be in accordance to the actual Tax Law.

Schedule 1.1.63

[***] Program Patents

COUNTRY	SERIAL NO.	Attorney Docket NO.	ASSIGNEE	INVENTORS	PRIORITY FILING DATE
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Schedule 7.1.2

Finder’s Fee

[***]

Schedule 11.4

S[***] Agreement

AGREEMENT

by and between

BOEHRINGER INGELHEIM INTERNATIONAL GMBH

and

[***]

and

MABVAX THERAPEUTICS HOLDINGS, INC.

and

MABVAX THERAPEUTICS, INC.

BII Contract No:[***]

This Agreement (the “Agreement”) is made on July 4, 2018 (the “Effective Date”) under the terms and conditions herein by and between Boehringer Ingelheim International GmbH having a principal place of business at Binger Strasse 173, 55216 Ingelheim, Germany, (hereinafter referred to as “BII[***] MabVax Therapeutics Holdings, Inc., a corporation organized and existing under the laws of Delaware, USA, having its principal place of business at 11535 Sorrento Valley Road, Suite 400, San Diego, California 92121, and MabVax Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, USA, having its principal place of business at 11535 Sorrento Valley Road, Suite 400, San Diego, California 92121, (MabVax Therapeutics Holdings, Inc. and MabVax Therapeutics, Inc. hereinafter collectively referred to as “MabVax”). BII, [***] and MabVax are referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, BII and MabVax have entered into an Asset Purchase and License Agreement on July 4, 2018 (the “BII/MabVax Agreement”), attached hereto in Appendix 1.

WHEREAS, all terms defined in this Agreement are used with those meanings in this Agreement. Capitalized terms not defined in this Agreement are used with the meanings as defined in the BII/MabVax Agreement.

WHEREAS, under the BII/MabVax Agreement, MabVax sells, conveys, assigns and transfers to BII, and BII acquires from MabVax, certain of MabVax’s assets solely and exclusively related to MabVax’s [***] Program, as further defined in the BII/MabVax Agreement as Acquired Assets.

WHEREAS, MabVax Therapeutics Inc. and [***] have entered into [***] agreement dated [***] (the “[***] Agreement”). [***]

NOW, THEREFORE, the Parties hereby agree as follows:

1.
MabVax agrees and acknowledges that during the term of the [***] Agreement, as amended, MabVax shall continue to be responsible for all of its obligations therein, including but not limited to any and all payment obligations due by MabVax to [***] (“[***] Payments”).

2.
BII agrees that in the event that the [***] Agreement expires or is terminated for any reason, including but not limited to bankruptcy or liquidation of MabVax and subject to Section 3 below, BII’s obligations to MabVax Therapeutics Holdings Inc. under the following Sections of the BII/MabVax Agreement shall be [***]:

a.
Section 5.3: All Milestone Payments (as defined in the BII/MabVax Agreement) which would otherwise have been owed to MabVax Therapeutics Holdings Inc., had the [***] Agreement not been terminated, shall be paid directly to [***] in accordance with Sections 5.3 of the BII/MabVax Agreement;

b.
Section 5.4: All Earn-Out Payments (as defined in the BII/MabVax Agreement) which would otherwise have been owed to MabVax Therapeutics Holdings Inc., had the [***] Agreement not been terminated, shall be paid directly to [***] in accordance with Section 5.4 of the BII/MabVax Agreement during the term of the Earn-Out Period (as defined in the BII/MabVax Agreement).

c.
Section 5.4.5: BII shall provide [***] with the written reports as described in Section 5.4.5 of the BII/MabVax Agreement.

d.
Sections 5.5 – 5.9: All payment obligations from BII to [***] in subsections (a) and (b) hereinabove shall be made in accordance with Sections 5.5-5.9 of the BII/MabVax Agreement.

3.
Notwithstanding anything to the contrary, BII, [***] and MabVax agree that the payments by BII to [***] under Section 2 above shall not be due if such payment (i) is prohibited by Applicable Law, including without limitation insolvency law, (ii) has already been made to MabVax Therapeutics Holdings Inc. in accordance with the BII/MabVax Agreement, and/or (iii) will have to be made to MabVax Therapeutics Holdings Inc. in accordance with Applicable Law, it being understood that in case of (i) or (iii) BII shall make the payments due under the BII/MabVax Agreement to MabVax Therapeutics Holdings Inc., or a trustee, if applicable, in accordance with the terms and conditions of the BII/MabVax Agreement and Applicable Law.

4.
For avoidance of doubt, [***] is not party to the BII/MabVax Agreement and shall have no liabilities to BII.

5.
[***] agrees that [***] will not assert against BII, its Affiliates, Sublicensees or its or their distributors or independent contractors any claims for infringement of those [***] Rights [***], based on the research, development, manufacture, use, sale, offer for sale or license, or import of any BII Product [***], so long as BII pays the Milestone Payments and the Earn-Out Payments in accordance with the above Section 2.

6.
This Agreement shall be construed, interpreted and applied in accordance with the laws of the State New York, excluding its choice of law and conflict of law provisions. Any dispute which has not been resolved amicably by BII, MabVax and [***], as applicable, shall be escalated to the applicable executive official level employee of each BII, [***], and/or MabVax. Said employees shall use further good faith efforts to reach resolution on such dispute within [***] days.

7.
If BII, MabVax and/or [***], as applicable do not reach resolution on such dispute within such [***] days period, then BII, MabVax and/or [***], as applicable, agree to first try, in good faith, to settle the dispute by mediation, administered by the American Arbitration Association (the “AAA”) under its Commercial Mediation Procedures, before resorting to the arbitration procedure set forth in Section 8 below. BII, MabVax and/or [***], as applicable, may initiate mediation upon written notice to the other party(ies) and the AAA ("Mediation Notice Date"), whereupon the respective parties shall be obligated to engage in a mediation proceeding. The mediation shall commence within [***] days of the Mediation Notice Date. The mediation shall be conducted by a single mediator in New York, New York. The party requesting mediation shall designate two (2) or more nominees for mediator in its notice. The other party(ies) may accept one of the nominees or may designate its own nominees by notice addressed to the AAA and to the requesting party. If within [***] days following the Mediation Notice Date, the parties to the dispute have not selected a mutually acceptable mediator, a mediator shall be appointed by the AAA according to the Commercial Mediation Rules. The mediator shall attempt to facilitate a negotiated settlement of the dispute, but shall have no authority to impose any settlement terms on the parties to the dispute. The expenses of the mediation shall be borne equally by the parties to such mediation, but each party shall be responsible for its own counsel fees and expenses. BII, MabVax and [***] acknowledge that the existence, content, or results of a dispute under such mediation shall not be disclosed without the prior written consent of BII, MabVax, and/[***], as applicable.

8.
Any dispute which has not been resolved by the procedures set forth in Sections 6 or 7 above shall be finally resolved by binding arbitration in accordance with the ICC arbitration rules by three (3) arbitrators. Place of such arbitration shall be New York, New York. The language of the arbitration proceeding shall be English. Except to the extent necessary to confirm or obtain judgment on an award or decision or as may be required by Applicable Law, neither BII, MabVax and/or [***], as applicable, may, and BII, MabVax and/or [***] shall instruct the arbitrators not to, disclose the existence, content, or results of a dispute without the prior written consent of the parties to such arbitration.

9.
[***]. No disclosure of the existence, and/or the terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by applicable law or securities exchange regulations.

10.
This is the entire Agreement, including all exhibits and schedules hereto, between the Parties with respect to the subject matter hereof and supersedes all prior representations, understanding and agreements between the Parties with respect to the subject matter hereof.

11.
If any provision of this Agreement is or becomes invalid, is declared illegal by a court of competent jurisdiction or is deemed unenforceable under then applicable law during the Term, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby, provided that a party’s rights under this Agreement are not materially affected negatively. The Parties agree to renegotiate any such provision or the application thereof in good faith in order to provide a reasonably acceptable alternative to the provision or application thereof that is invalid, illegal, or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

12.
This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, THE PARTIES CAUSE THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES:

Ingelheim,__________________________

(date)

Boehringer Ingelheim International GmbH

ppa.
ppa.

_______________________                  _______________________

Name:                                                     Name:
Authorized Signatory                              Authorized Signatory

Date: __________________                   Date: __________________

[Place],__________________________
(date)

MabVax Therapeutics Holdings Inc.

_______________________
Name:
Authorized Signatory

[Place],__________________________
(date)

MabVax Therapeutics Inc.

_______________________
Name:
Authorized Signatory
[Place], ______________________ (date) [***] _______________________ Name: Authorized Signatory

Appendix 1
Asset Purchase and License Agreement